As filed with the Securities and Exchange Commission on January ______, 2015
Registration No. 333-207232

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Algae Dynamics Corp.
(Name of small business issuer in its charter)

Canada	2836	N/A
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

37 – 4120 Ridgeway Drive
Mississauga, Ontario, Canada L5L 5S9
(289) 997 6740

(Address and telephone number of principal executive offices and principal place of business)

J.P. Galda & Co.
323 Pine Street, Suite 702
Easton, Pennsylvania 18042
Phone: (215) 815-1534
Email: jpgalda@jpgaldaco.com
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☑ Smaller reporting Company

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price		Amount of Registration fee
Common Shares without par value	1,550,000	(1)	$1.62	(2)	$2,511,000	(2)	$291.78	(2)

Common Shares without par value	1,128,200	(3)	$1.62	(2)	$1,827,684	(2)	$145.13	(3)

Common Shares without par value	266,047	(4)	$1.71	(5)	$454,940	(2)	$45.81

(1) We are registering the resale of 1,500,000 Common Shares that we will put to RY Capital Group, LLC, a New Jersey limited liability company (“RY”), pursuant to that certain Equity Purchase Agreement (the “RY Purchase Agreement”), and 50,000 Common Shares that were issued to RY as a commitment fee pursuant to the RY Purchase Agreement. In the event of stock splits, stock dividends or similar transactions involving the Common Shares, the number of Common Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the RY Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the Common Shares of the registrant as reported on the OTC Markets on September 28, 2015. This fee was paid in connection with the initial filing of this Registration Statement on October 10, 2015.

(3) Represents shares that may be resold by certain selling shareholders, other than RY, named herein under “Selling Securityholders.” Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement includes 1,128,200 Common Shares previously registered by Algae Dynamics Corp. on its Registration Statement on Form S-1 (Registration No. 333-199612) filed with the Securities and Exchange Commission on October 27, 2014. In connection with such previously registered shares, Algae Dynamics Corp. paid an aggregate registration fee of $500.00.

(4) Represents shares that may be resold by certain selling shareholders, other than RY, named herein under “Selling Securityholders” that have not been previously registered.

(5) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing bid price of the Common Shares of the registrant as reported on the OTC Markets on January 21, 2016

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus relating to the securities registered under this Registration Statement also relates to Algae Dynamics Corp.’s Registration Statement on Form S-1 (Registration No. 333-199612) filed with the Securities and Exchange Commission on October 27, 2014.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

ALGAE DYNAMICS CORP
2,944,247 Common Shares

This prospectus relates to the resale of up to 1,550,000 Common Shares of Algae Dynamics Corp. (“we” or the “Company”), without par value, issued or issuable to RY Capital Group, LLC (“RY”) pursuant to that certain Equity Purchase Agreement between the Company and RY dated September 10, 2015 (the “EPA”), and 1,394,247Common Shares which were issued in previous private placement transactions by the other selling security holders named herein under “Selling Securityholders.” The EPA permits us to “put” up to US$750,000 in Common Shares to RY over a period of up to twelve (12) months. We will not receive any proceeds from the resale of these Common Shares. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right offered by RY. RY is deemed an underwriter for our Common Shares.

The selling shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company is paying for all registration, listing and qualification fees, printing fees and legal fees.

Our Common Shares are quoted on the OTCQB under the ticker symbol “ADYNF.” On January 21, 2016, the closing bid price of our Common Shares was $1.71 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page ___.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

The date of this prospectus is ______________ __, 2015.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Algae Dynamics Corp, a Canadian corporation. References to “$” refer to monetary amounts expressed in Canadian dollars. All references to “US$” refer to monetary expressed in United States dollars.

Our Business
Corporate Information

We were incorporated under the Canada Business Corporations Act on October 7, 2008. In August 2014, we amended our articles of incorporation to change our name, to remove private company restrictions and to effect a one for four reverse stock split. All share references in this prospectus have been adjusted to give effect to the reverse stock split.

The Company has developed the scalable BioSilo® algae cultivation system for the production of ultra-pure algae biomass for the functional food/beverage additives and pure supplement markets. Management believes this core technology produces algae biomass that exceeds the purity of our competitors, without the need for additional refinement, providing a key cost advantage. This positions the Company to meet the increasing market gap between supply and demand for algae biomass in several rapidly growing markets including high value ingredients for beverage, food, healthcare, nutraceuticals and supplement products.

BioSilo™ has a small footprint and is modular in nature to allow scalable construction. The system cultivates a wide variety of algae species specific to the requirements of customers. For the time-being, we are focused on species that produce Omega-3 fatty acids and Chlorella. We estimate the global market for Chlorella to be $200,000,000 annually (source: F & S, Chris Shanahan April 2013). In addition, the global omega-3 market was estimated to be $14.5 billion in 2013 and is expected to reach $21.7 billion by 2019, growing at a CAGR of 7.0% from 2014 to 2019.

The BioSilo™ system is comprised of the Pure BioSilo™ and Pro-BioSilo™ components. The Pure-BioSilo™ process was proven to be successful during cultivation of three different species supplied by Dr. Kirsten Muller, a scientist in the Phycology/Biology department at the University of Waterloo, in Waterloo, Ontario. This system will be utilized to inoculate our commercial scale Pro-BioSilo™, designed for enhanced productivity without affecting nutritional values of Chlorella microalgae. This system demonstrates a high growth rate at high biomass concentrations with consistent properties.

We expect to generate revenue by supplying powdered algae biomass, initially chlorella powder and tablets, and subsequently Omega-3 oil, which can be used as nutrient rich ingredients for our customers. The average prices are US$60/kg for the Omega-3 oils in 2012 (source: Frost & Sullivan July, 2014) and US$40.00 per kg for algae Chlorella powder (source F & S, Chris Shanahan April, 2015). While this pricing data is the most recent available to us, and we believe it to be indicative of current market conditions, investors are cautioned not to place undue reliance upon such data. There are nearly 1,000 new products with Chlorella as an ingredient for food and beverage markets. (source: Agriculture Canada, April 2013). We intend initially to enter the North American market through food and health supplement distributors as well as food and beverage manufacturers. We believe that many of these potential customers will be able to provide us access to markets globally.

While we have been in business since 2008, we have not generated any revenues to date. Our activities have been principally directed towards development of our BioSilo™ algae cultivation system, as well as proving the ability of the system to scale to a level sufficient to meet commercial demand that may develop. While we believe that our system will produce commercial volumes, based on our development activities,  there is no assurance that our commercial scale facility will produce the pure contaminant – free algae biomass in large quantities or that the market will accept our powdered algae  biomass.

We incurred a net loss of $1,087,289 for the year ended March 31, 2015 and a net loss of $199,743 for the quarter ended September 30, 2015. The reduced loss for the quarter ended September 30, 2015 is not indicative of results expected in the near term as we expect losses to increase as we get access to capital to implement our business plan.   As of September 30, 2015 we had a working capital deficit of $856,927. Net cash used by operations for the year ended March 31, 2015 and the quarter ended September 30, 2015 were $252,077 and $74,838, respectively. These conditions create an uncertainty as to our ability to continue as a going concern.

We continue to rely on shareholder advances and sale of equity to fund operating shortfalls and do not foresee a change in this situation in the immediate future. We continue to pursue additional sources of financing but there is no assurance that additional capital will be available to the Company on acceptable terms, or at all.

Our principal executive offices are located at 37 – 4120 Ridgeway Drive, Mississauga, Ontario, Canada L5L 5S9. Our telephone number is (289) 997 6740.

Investment Agreement with RY

On September 10, 2015 (the "Closing Date"), Algae Dynamics Corp. (the “Company”) entered into an equity purchase agreement dated as of the Closing Date (the "EPA") with RY Capital Group, LLC (“RY”).  The EPA provides that,  upon the terms and  subject  to the  conditions  set forth  therein,  RY is  committed  to purchase up to  US$750,000  (the "Total  Commitment") worth of the Company's Common Shares (the “Put Shares”) over the 12-month term (the “Term”) of the EPA.

From time to time over the term of the EPA, commencing on the trading day immediately following the date on which this registration statement covering the resale of the Put Shares (the “Registration Statement”)  is declared  effective by the Securities and Exchange  Commission (the "Commission"),  as  further  discussed  below,  the  Company  may,  in its  sole discretion,  draw upon the EPA periodically during the Term (a “Draw Down”) by the Company’s delivery to RY of a written notice (a “Draw Down Notice”) requiring RY to purchase a dollar amount in Common Shares (a “Draw Down Amount”).  In no event may the shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by RY on the date of the Draw Down, exceed the lesser of (i) 4.99% of the Company’s outstanding Common Shares, (ii) US$62,500 dollars in any 30 day period or (iii) 100% of the aggregate trading volume for the 10 trading days immediately preceding the date of the Draw Down Notice without the prior written consent of RY.  The purchase price per common share purchased under the EPA shall equal 65% of the lowest closing bid for the 10 days immediately preceding the date of the Draw Down Notice (the “Purchase Price”).

RY has agreed that during the term of the EPA, neither RY nor any of its affiliates will, directly or indirectly, engage in any Short Sales (as defined in Regulation SHO adopted by the Commission) involving the Company’s securities.

The EPA contains customary representations, warranties and covenants by, among and for the benefit of the parties.  The Company also agreed to pay reasonable attorneys' fees and expenses incurred by RY in connection with the transaction equal to 5% of each Draw Down Amount.

Unless earlier terminated, the EPA will terminate automatically on the earliest to occur of (i) the first day of the month next following the12-month anniversary of the date on which this Registration Statement is declared effective by the Commission, (ii) the date on which RY purchases the  Total  Commitment  worth of  Common  shares  under  the  EPA and (iii) the date on which the  Company's  common  shares cease  to be listed or quoted on a Principal Market (as defined in the EPA).

The Company paid to RY a commitment fee for entering into the Purchase Agreement equal to 50,000 restricted Common Shares of the Company

The EPA also provides for indemnification of RY and its affiliates in the event that RY incurs losses,  liabilities, obligations, claims, contingencies,  damages,  costs and expenses related to a breach by the Company of any of its  representations  and  warranties  under the EPA or the other related transaction documents or any action instituted against RY  or its  affiliates  due to the  transactions contemplated by the EPA,  subject to certain limitations.

The foregoing description of the EPA is qualified in its entirety by reference to the provisions of the EPA filed as exhibit to this Registration Statement.

The EPA is not transferable and any benefits attached thereto may not be assigned.

The 1,550,000 shares under the EPA to be registered herein represent 11.1% of the shares then issued and outstanding, assuming that the selling shareholder will sell all of the shares offered for sale and 37% of the shares issued and outstanding held by non-affiliates of the Company.

At an assumed purchase price of US$1.11 (equal to 65% of the closing bid price of our Common Shares of US$1.71 on January 21, 2016), we will be able to receive up to US$750,000 in gross proceeds, assuming the sale of the maximum number of shares to be put to RY pursuant to the EPA. RY has agreed to refrain from holding an amount of shares which would result in RY owning more than 4.99% of the then-outstanding Common Shares at any one time.

There are substantial risks to investors as a result of the issuance of our Common Shares under the EPA. These risks include dilution of shareholders’ percentage ownership, significant decline in our share price and our inability to draw sufficient funds when needed.

RY will periodically purchase our Common Shares under the EPA and will, in turn, sell such shares to investors in the market at the market price. This may cause our share price to decline, which will require us to issue increasing numbers of Common Shares to RY to raise the same amount of funds, as our share price declines.

Because our ability to draw down any amounts under the EPA is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds under the EPA. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the EPA.

Emerging Growth Company Status

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to: presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in this prospectus; not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; having reduced disclosure obligations regarding  executive compensation in our periodic reports and proxy or information statements; being exempt from the requirements to hold a non-binding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved; and not being required to adopt certain accounting standards until those standards would otherwise apply to private companies. As an "emerging growth company" under the JOBS Act, we are permitted to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. However, we are electing not to take advantage of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to not take advantage of the extended transition period for complying with new or revised accounting standards is irrevocable.

Although we are still evaluating our options under the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an "emerging growth company" and thus the level of information we provide may be different than that of other public companies. If we do take advantage of any of these exemptions, some investors may find our securities less attractive, which could result in a less active trading market for our Common Shares, and our share price may be more volatile.

We could remain an "emerging growth company" until the earliest to occur of:

●	the last day of the fiscal year following the fifth anniversary of our initial offering under the United States Securities Act of 1933, as amended (the “Securities Act”), which was November 21, 2014;

●	the last day of the first fiscal year in which our annual gross revenues exceed US$1 billion;

●	the last day of the fiscal year in which we are deemed to be a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Common Shares held by non-affiliates exceeded US$700 million as of the last business day of the second fiscal quarter of such fiscal year; or

●	the date on which we have issued more than US$1 billion in non-convertible debt securities during the preceding three-year period.

SUMMARY OF THE OFFERING

Common Shares offered by Selling Securityholders	2,944,241 Common Shares.

Common Shares outstanding before the offering	9,777,781 Common Shares as of the date hereof.

Common Shares outstanding after the offering	11,947,110 Common Shares.

Use of proceeds
We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds from the sale of securities pursuant to the EPA. The proceeds received under the EPA will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

OTCQB Trading Symbol	ADYNF

Risk Factors	The Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. The amounts below are expressed in Canadian dollars.

	Fiscal year ended March 31, 2015 (audited)	Fiscal year ended March 31, 2014 (audited)	Six months ended September 30, 2015 (unaudited)	Six months ended September 30, 2014 (unaudited)
Operating Statement Data:
Revenues	$0	$0	$0	$0
Expenses	$1,087,289	$232,956	$319,655	$566,598
Deferred income taxes			(7,215)
Profit (Loss) from Operations	$(1,087,289)	$(232,956)	$(312,440)	$(568,598)
Net Loss	$(1,087,289)	$(232,956)	$(312,440)	$(568,598)
Net Profit (Loss) per Share	$(0.12)	$(0.03)	$(0.03)	$(0.06)
Balance Sheet Data:
Total Assets	$142,086	$125,132	$195,813	$174,286
Total Liabilities	$894,022	$518,936	$968,147	$797,218
Common Shares issued and outstanding	9,256,410	8,606,250	9,318,910	9,207,010
Shareholders’ Equity (Deficiency)	$(751,936)	$(393,804)	$(772,334)	$(622,932)

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties.  The words  “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this registration statement on Form S-1 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Shares could decline, and you may lose all or part of your investment.

General Risk Factors

We have a limited operating history and number of commercialized products, have incurred significant losses to date and anticipate continuing to incur losses in the future, and we may not achieve or maintain profitability. As a result, our financial statements contain a "going concern" explanatory paragraph.

We are an early stage company with a limited operating history, and we have only recently begun to commercialize our products. We have incurred operating losses since our inception in October 2008, and we expect to continue to incur operating losses for the foreseeable future. At September 30, 2015, we had an accumulated deficit of $2,121,813. For the years ended March 31, 2015 and 2014, we had a net loss attributable to common shareholders of $1,087,289, and $232,956, respectively. As a result, the financial statements of the Company include an explanatory paragraph stating that there is substantial doubt that the Company will continue as a going concern. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our share price.

Our products are in the early stages of commercialization, and our business may fail if we are not able to successfully generate significant revenues from these products.

Our future success will depend in part on our ability to commercialize the product candidates we are developing. Successful development of our product candidates will require significant additional investment, including costs associated with research and development, completing field trials and obtaining regulatory approval, as well as the ability to manufacture our products in large quantities at acceptable costs while also preserving high product quality. Difficulties often encountered in scaling up production include problems involving production yields, quality control and assurance, shortage of qualified personnel, production costs and process controls. In addition, we are subject to inherent risks associated with new products and technologies. These risks include the possibility that any product candidate may:

●	be found unsafe;

●	be ineffective or less effective than anticipated;

●	fail to receive necessary regulatory approvals;

●	be difficult to competitively price relative to alternative methods of production of Chlorella and Omega-3;

●	be difficult or impossible to manufacture on an economically viable scale;

●	be subject to supply chain constraints for raw materials;

●	fail to be developed and accepted by the market prior to the successful marketing of similar products by competitors;

●	be impossible to market because it infringes on the proprietary rights of third parties; or

●	be too expensive for commercial use.

Failure to achieve expected manufacturing yields for our products could negatively impact our operating results.

Low yields may result from process design, development stage or process technology failures. We do not know whether a yield problem exists until our products are manufactured based on our design. When a yield issue is identified, the product is analyzed and tested to determine the cause. As a result, yield deficiencies may not be identified until well into the production process. We have limited experience producing our products at commercial scale, and we will not succeed if we cannot maintain or decrease our production costs and effectively scale our technology and manufacturing processes.

We have limited experience in marketing and selling our products and will need to expand our sales and marketing infrastructure.

We currently have limited sales and marketing experience and capabilities. We will need to further develop our sales and marketing capabilities in order to successfully commercialize the products we are developing, which may involve substantial costs. There can be no assurance that the members of our sales and marketing team will successfully compete against the sales and marketing teams of our current and future competitors, many of which may have more established relationships with distributors and growers. Our inability to recruit, train and retain sales and marketing personnel or their inability to effectively market and sell the products we are developing could impair our ability to gain market acceptance of our products and cause our sales to suffer.

If we are unable to maintain and further establish successful relations with third-party distributors, or they do not focus adequate resources on selling our products or are unsuccessful in selling them to end users, we may not achieve significant sales of our products.

Our future revenue growth will depend in large part on our success in establishing and maintaining this sales and distribution channel. If our distributors are unable to sell our products, or receive negative feedback from end users, they may not continue to purchase or market our products.

In addition, there can be no assurance that our distributors will focus adequate resources on selling our products to end users or will be successful in selling them. Many of our potential distributors are in the business of distributing and sometimes manufacturing other, possibly competing, products. As a result, these distributors may perceive our products as a threat to various product lines currently being distributed or manufactured by them. In addition, these distributors may earn higher margins by selling competing products or combinations of competing products. If we are unable to establish or maintain successful relationships with independent distributors, we will need to further develop our own sales and distribution capabilities, which would be expensive and time-consuming and the success of which would be uncertain.

We rely on the experience and expertise of our senior management team and other key personnel, and if we are unable to recruit or retain qualified personnel, our development and commercialization efforts may be significantly delayed.

We depend heavily on the principal members of our management, particularly Richard Rusiniak, our co-founder and Chief Executive Officer, and Paul Ramsay, our co- founder and President, the loss of whose services might significantly delay or prevent the achievement of our business objectives. We do not maintain key-man insurance on their lives.

As we expand our operations, we will need to hire additional qualified research and development and management personnel to succeed. The process of hiring, training and successfully integrating qualified personnel into our operation is a lengthy and expensive one. The market for qualified personnel is very competitive because of the limited number of people available with the necessary technical skills and understanding of our technology and anticipated products. Our failure to hire and retain qualified personnel could impair our ability to meet our research and development and business objectives and adversely affect our results of operations and financial condition.

We also have relationships with scientific collaborators at academic and other institutions, some of whom conduct research at our request or assist us in formulating our research and development strategy. These scientific collaborators are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these scientific collaborators and can generally expect these individuals to devote only limited amounts of time to our activities. The inability of any of these persons to devote sufficient time and resources to our programs could harm our business. In addition, these collaborators may have arrangements with other companies to assist those companies in developing technologies that may compete with our products.

Our intellectual property is integral to our business. If we are unable to protect our patents and proprietary rights, our business could be adversely affected.

Our success depends in part on our ability to obtain and maintain patent and other proprietary rights protection for our technologies and products in the United States and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. As of July 31, 2015, we had one U.S. patent allowed, one U.S. provisional patent application submitted and one Canadian patent pending and we anticipate filing additional patent applications in the medium term.

The patent position of biotechnology and biochemical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems and costs in protecting our proprietary rights in these foreign countries.

Our patents may be challenged, narrowed, invalidated or circumvented. In addition, our issued patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or provide us with any competitive advantage. We are not certain that our future patent applications will be issued. Moreover, our competitors could challenge or circumvent our patents or pending patent applications. It is also not possible to patent and protect all knowledge and know-how associated with our products so there may be areas that are not protected such as certain formulations and manufacturing processes. Costly and time- consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Intellectual property litigation could cause us to spend substantial resources and could distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Shares. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development, sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We have taken measures to protect our trade secrets and know-how, including the use of confidentiality agreements with our employees, consultants, advisors and third-party manufacturers. It is possible that these agreements may be breached and that any remedies for a breach will not make us whole. In addition, some courts inside and outside of the United States are less willing or unwilling to protect trade secrets. We generally control and limit access to, and the distribution of, our product documentation and other proprietary information. Despite our efforts to protect these proprietary rights, our trade secret-protected know-how could fall into the public domain, unauthorized parties may copy aspects of our process and obtain and use information that we regard as proprietary. We also cannot guarantee that other parties will not independently develop our knowhow or otherwise obtain access to our technologies.

Third parties may misappropriate our algae strains.

Third parties, including contract manufacturers, often have custody or control of our algae strains. If our algae strains were stolen, misappropriated or reverse engineered, they could be used by other parties who may be able to reproduce the algae strains for their own commercial gain. If this were to occur, it would be difficult for us to challenge and prevent this type of use, especially in countries with limited intellectual property protection.

Other companies may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling our products.

Our success depends in part on our ability to operate without infringing the patents and proprietary rights of third parties. Product development is inherently uncertain in a rapidly evolving technological environment such as ours in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. Patents issued to third parties may contain claims that conflict with our patents and that may place restrictions on the commercial viability of our products and technologies. Third parties could assert infringement claims against us in the future. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products, product candidates and technology. We may not be aware of all such third-party intellectual property rights potentially relevant to our products and product candidates.

Any litigation, adversarial proceeding or proceeding before governmental authorities regarding intellectual property rights, regardless of its outcome, would probably be costly and require significant time and attention of our key management and technical personnel. Litigation, adversarial proceedings or proceedings before governmental authorities could also force us to:

●	stop or delay using our proprietary technology;

●	stop or delay selling, manufacturing or using products that incorporate the challenged intellectual property;

●	pay damages; and/or

●	enter into licensing or royalty agreements which, if available at all, may only be available on unfavorable terms.

Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our   business.

If we fail to maintain and successfully manage our existing, or enter into new, strategic collaborations and other relationships, we may not be able to expand commercial development and sales of many of our   products.

Our ability to enter into, maintain and manage collaborations and other relationships in our markets is fundamental to the success of our business. We may not be successful in entering into such arrangements with third parties for the sale and marketing of our products. Any failure to enter into new strategic arrangements on favorable terms or to maintain or manage our existing strategic arrangements could delay or hinder our ability to develop and commercialize our ingredients and could increase our costs of development and commercialization.

We may be exposed to product liability claims, which could harm our business.

The manufacture and sale of food additives and health products is regulated by various local, state, federal and foreign environmental and public health agencies. The costs of remediation or product liability could materially adversely affect our future quarterly or annual operating   results.

We may be held liable for, or incur costs to settle, liability claims if any products we develop, or any products that use or incorporate any of our technologies, cause injury or are found unsuitable during product testing, manufacturing, marketing, sale or use. These risks exist even with respect to products that have received, or may in the future receive, regulatory approval, registration or clearance for commercial use. We cannot guarantee that we will be able to avoid product liability exposure.

We currently maintain product liability insurance at levels we believe are sufficient and consistent with industry standards for companies at our stage of development. We cannot guarantee that our product liability insurance is adequate and, at any time, it is possible that this insurance coverage may not be available on commercially reasonable terms or at all. A product liability claim could result in liability to us greater than our assets or insurance coverage. Moreover, even if we have adequate insurance coverage, product liability claims or recalls could result in negative publicity or force us to devote significant time and attention to those matters, which could harm our business.

Our business is subject to various governmental regulations, and compliance with these regulations may cause us to incur significant expenses. If we fail to maintain compliance with applicable regulations, we may be forced to recall products and cease their manufacture and distribution, which could subject us to civil or criminal penalties.

The complex legal and regulatory environment exposes us to compliance and litigation costs and risks that could materially affect our operations and financial results. These laws and regulations may change, sometimes significantly, as a result of political or economic events. They include environmental laws and regulations, tax laws and regulations, import and export laws and regulations, government contracting laws and regulations, labor and employment laws and regulations, securities           and exchange laws and regulations, and other laws such as the Foreign Corrupt Practices Act. In addition, proposed laws and regulations in these and other areas could affect the cost of our business operations. We face the risk of changes in both domestic and foreign laws regarding trade, potential loss of proprietary information due to piracy, misappropriation or foreign laws that may be less protective of our intellectual property rights. Violations of any of these laws and regulations could subject us to criminal or civil enforcement actions, any of which could have a material adverse effect on our business, financial condition or results of operations.

Risks Related to an Investment in the Common Shares

Because we will likely issue additional Common Shares, investment in the Company could be subject to substantial dilution.

At an assumed purchase price of US$1.11 (equal to 65% of the closing bid price of our Common Shares of US$1.71 on January 21, 2015), we will be able to receive up to US$750,000 in gross proceeds, assuming the sale of the maximum amount pursuant to the EPA.

In addition, we anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Shares. If we do sell more Common Shares, investors' investment in the Company will likely be diluted. Dilution is the difference between what you pay for your shares and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company's Common Shares could seriously decline in value.

RY will pay less than the then-prevailing market price for our Common Shares.

The Common Shares to be issued to RY pursuant to the EPA will be purchased at a 35% discount to the lowest closing bid price of our Common Shares during the ten (10) consecutive trading days immediately after RY receives our notice of sale. RY has a financial incentive to sell our Common Shares immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If RY sells the shares, the price of our Common Shares could decrease. If our share price decreases, RY may have a further incentive to sell our Common Shares that it holds. These sales may have a further impact on our share price.

Your ownership interest may be diluted and the value of our Common Shares may decline by exercising the put right pursuant to the EPA.

Pursuant to the EPA, when we deem it necessary, we may raise capital through the private sale of our Common Shares to RY at a price equal to a discount to the lowest closing bid price of the Common Shares for the ten (10) consecutive trading days after RY receives our notice of sale. Because the put price is lower than the prevailing market price of our Common Shares, to the extent that the put right is exercised, your ownership interest may be diluted.

We are registering an aggregate of 1,550,000 Common Shares to be issued under the EPA. The sales of such shares could depress the market price of our Common Shares.

We are registering an aggregate of 1,550,000 Common Shares under the registration statement of which this prospectus is a part, pursuant to the EPA. Notwithstanding RY’s ownership limitation, the 1,550,000 shares would represent approximately 11% of our Common Shares outstanding immediately after our exercise of the put right under the EPA. The sale of these shares into the public market by RY could depress the market price of our Common Shares.

We may not have access to the full amount available under the EPA.

Our ability to draw down funds and sell shares under the EPA requires that this resale registration statement be declared effective and continue to be effective. This registration statement registers the resale of 1,500,000 shares issuable under the EPA, and our ability to sell any shares issuable under the EPA is subject to our ability to have this registration statement registering the resale of these shares declared effective. Even if we are successful in causing this registration statement registering the resale of some or all of the shares issuable under the EPA to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, the number of shares we can put to RY is limited by the trading volume of our Common Shares and if there isn’t sufficient trading volume we may not be able to sell shares under the EPA. Accordingly, because our ability to draw down any amounts under the EPA is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of US$750,000 under the EPA. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the EPA.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the EPA, and as such, RY may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

RY has agreed, subject to certain exceptions listed in the EPA, to refrain from holding an amount of shares which would result in RY or its affiliates owning more than 4.99% of the then-outstanding shares of our Common Shares at any one time. These restrictions, however, do not prevent RY from selling shares of Common Shares received in connection with a put, and then receiving additional shares of Common Shares in connection with a subsequent put. In this way, RY could sell more than 4.99% of the outstanding Common Shares in a relatively short time frame while never holding more than 4.99% at one time.

Our Common Shares recently commenced trading and has limited volume and high price volatility, so you may be unable to sell your shares to raise money or otherwise desire to liquidate your shares.

The Company’s Common Shares commenced trading September 17, 2015 on the OTC Markets and began trading on the OTCQB on January 6, 2016. The trading volume has been very limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC stocks and certain major brokerage firms restrict their brokers from recommending OTC stocks because they are considered speculative, volatile, thinly traded and the market price of the Common Shares may not accurately reflect our underlying value. The market price of our Common Shares is subject to wide fluctuations, and may be subject to further fluctuations based on announcements of new products or services by us, significant sales of our Common Shares, including “short” sales, the operating and share price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The Company has no current plans to pay dividends on its Common Shares.

The Company does not anticipate paying any cash dividends in the foreseeable future. If the Company incurs indebtedness in the future to fund its future growth, its ability to pay dividends may be further restricted by the terms of such    indebtedness.

Because a small number of existing shareholders own a large percentage of the Company's voting shares, you will have minimal influence over shareholder decisions.

Existing management has significant stock ownership in the Company and will retain control of the Company in the future. As a result of such ownership concentration, these individuals will have significant influence over the management and affairs of the Company and its business. It will also exert considerable, ongoing influence over matters subject to shareholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other shareholders.

If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, investors' views of us and, as a result, the value of our Common Shares.

Pursuant to Section 404 of the Sarbanes-Oxley Act, our management will be required to report upon the effectiveness of our internal control over financial reporting beginning with the annual report for our fiscal year ending March 31, 2016. When and if we are a "large accelerated filer" or an "accelerated filer" and are no longer an "emerging growth company," each as defined in the Exchange Act, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. However, for so long as we remain an emerging growth company, we intend to take advantage of an exemption available to emerging growth companies from these auditor attestation requirements. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we will need to upgrade our systems including information technology; implement additional financial and management controls, reporting systems, and procedures; and hire additional accounting and finance staff. If we or, if required, our auditors are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting, and the trading price of our Common Shares may decline.

We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our Common Shares less attractive to investors.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements, exemptions from the requirements of holding non-binding advisory votes on executive compensation and seeking shareholder approval of any golden parachute payments not previously approved and not being required to adopt certain accounting standards until those standards would otherwise apply to private companies. We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of this offering, although circumstances could cause us to lose that status earlier, including if we become a large accelerated filer (in which case we will cease to be an emerging company as of the date we become a large accelerated filer, which, generally, would occur if, at the end of a fiscal year, among other things, the market value of our Common Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter), if we have total annual gross revenue of US$1.0 billion or more during any fiscal year (in which cases we would no longer be an emerging growth company as of March 31 of such fiscal year), or if we issue more than US$1.0 billion in non-convertible debt during any three year period before that time (in which case we would cease to be an emerging growth company immediately). Even after we no longer qualify as an emerging growth company, we may still qualify as a "smaller reporting company," which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Canadian law, we conduct substantially all of our operations in Canada and most of our directors and all of our executive officers reside outside the United States.

We are incorporated in Canada and conduct substantially all of our operations in Canada. Most of our directors and all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may not be possible for investors to enforce, outside the United States, judgments against the Company obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain of the directors and officers of the Company are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds from the sale of securities pursuant to the EPA. The proceeds received from any “puts” tendered to RY under the EPA will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

DILUTION

“Dilution” as used herein represents the difference between the offering price per share of Common Shares offered hereby and the net tangible book value per Common Shares after completion of the offering. Dilution in the offering is primarily due to the losses previously recognized by the Company.

At an assumed purchase price of US$1.11 (equal to 65% of the closing bid price of our Common Shares of US$1.71 on January 21, 2016), we will be able to receive up to US$750,000 in gross proceeds, assuming the sale of the maximum amount we can put to RY pursuant to the EPA.

The following information is based upon the Company’s unaudited balance sheet as filed in the Company’s Form 10-Q on November 16, 2015, for the period ended September 30, 2015:

The net tangible book value of the Company at September 30, 2015 was $(788,304) or $(0.08) per share. Net tangible book value represents the amount of total tangible assets less total liabilities. Assuming that 100% of the 1,500,000 shares offered hereby were purchased by the Investor at an assumed purchase price of US$0.75 (a fact of which there can be no assurance) as of September 30, 2015, the then outstanding 10,818,910 Common Shares, which would constitute all of the issued and outstanding equity capital of the Company, the Company would have a net tangible book value $789,196 (based upon the exchange rate of US$1.00=$1.42 and after deducting estimated offering expenses of $20,000) or approximately $0.0266 per share.

Based on the closing bid price of $1.74 as of January 12, 2016, the Company would issue only 663,717 shares at a price of $1.13 per share. At that price, the number of shares then outstanding would be 9,982,627 and the Company would have a net tangible book value of $256,696, or approximately $0.0257 per share. There could be no assurance that all of the shares would be issued at that price due to fluctuations in trading values. The number of shares issued pursuant to the offering and the net tangible book value of the Company after such issuances is dependent on the trading price of the Company’s shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Public Market for Common Shares

Since January 4, 2016, our Common Shares have traded   on the OTCQB operated by OTC Markets under the symbol “ADYNF”.   From September 17, 2015 until January 5, 2016 our shares traded on OTC Pink. The table below lists the high and low closing prices per share of our Common Shares from the date our shares were first traded on September 17, 2015, as quoted on OTC Markets. Prior to September 17, 2015, there was no public market for our Common Shares.

Quarter Ended	High	Low

September 30, 2015	$1.62	$1.60

December 31, 2015	$1.72	$1.59

Through January 21, 2016	$1.74	$1.71

On January 21, 2016 the closing bid of our Common Shares on the OTCQB was $1.74 per share.

Holders

We had approximately 46 record holders of our Common Shares as of January 12, 2016, according to the books of our transfer agent. The number of our shareholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividends

We have never paid cash dividends on our Common Shares. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

SELLING SHAREHOLDERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of January 12, 2016, certain information with respect to the beneficial ownership of the Common Shares as to each selling shareholder listed below (collectively, the “Selling Shareholders”), together with the beneficial ownership of each of our directors and officers, and our directors and officers as a group.
	Shares Beneficially Owned Prior to Offering			Shares which may be offered Pursuant to this Offering		Shares Beneficially Owned After Offering
Name	Number		Percent (a)	Number		Number (b)		Percent (a)

RY Capital Group, LLC	50,000		(1)	1,550,000	(2)	0		(1)

Paul Ramsay	4,048,361	(3)	33.1%	422,923		3,625,438	(3)	37.1%
4120 Ridgeway Drive. Unit 37,
Mississauga, ON L5L 5S9 Canada

Richard Rusiniak	4,087,762	(4)	33.4%	433,923		3,633,307	(4)	37.2%
4120 Ridgeway Drive. Unit 37,
Mississauga, ON L5L 5S9 Canada

W. Cameron McDonald	37,500	(5)	(1)	0		37,500	(5)	(1)
4120 Ridgeway Drive. Unit 37,
Mississauga, ON L5L 5S9 Canada

Ross Eastley	331,151	(6)	2.7%	46,154	(6)	284,997	(6)	2.9%
4120 Ridgeway Drive. Unit 37,
Mississauga, ON L5L 5S9 Canada

P. Blair Mullin	271,580	(7)	2.2%	221,580	(7)	50,000	(7)	(1)
7185 Joshua Road
Oak Hills, CA 92344

Edward Hill	12,000		(1)	12,000		0		0

Eric Sherman	35,000		(1)	35,000		0		0

Alan Rubenstein	13,400		(1)	13,400		0		0

Marianne Glazounova	64,782		(1)	50,032		14,750		(1)

Irena Rusiniak	49,351		(1)	49,371		0		0

Teresa Nowak	23,094		(1)	23,094		0		0

Joseph P. Galda	45,100	(8)	(1)	10,500		34,600	(8)	(1)

All directors and officers as a group (5 persons)	8,776,354		71.4%	1,124,580		7,651,774		77.2%

(1)	Less than 1%.
(2)	Includes 1,500,000 shares issuable to RY pursuant to the EPA, and 50,000 shares issued as a commitment fee under the EPA Does not include shares issuable under a convertible note which may be converted six months after the issuance date of September 2, 2015 . Ronen Yamin has voting control over RY.
(3)
Includes 120,000 Common Shares subject to currently exercisable options, and 27,750 Common Shares and 9,250 exercisable warrants owned by Mr. Ramsay’s spouse, Sylvia Nowak.  Mr. Ramsay disclaims beneficial ownership over shares owned by Ms. Nowak.

(4)
Includes 120,000 Common Shares subject to currently exercisable options, and 50,032 Common Shares and 14,750 exercisable warrants owned by Mr. Rusiniak’s common law wife, Marianne Glazounova .  Mr. Rusiniak disclaims beneficial ownership over shares owned by Ms. Glazounova

(5)	Includes 37,500 Common Shares subject to currently exercisable options.
(6)	Includes 86,663 Common Shares subject to currently exercisable options.
(7)
Includes 82,000 Common Shares and exercisable warrants to purchase 94,500 Common Shares registered in the name of Apollo Marketing LLC, as to which Mr. Mullin exercises sole voting and investment control, and 37,500 Common Shares subject to currently exercisable options.

(8)	Includes 31,250 Common Shares subject to currently exercisable options and exercisable warrants to purchase 3,350 Common Shares.

 (a) Applicable percentage of ownership is based on  9,777,781 Common Shares outstanding as of  January 12, 2016  plus all applicable options, warrants and other securities convertible into Common Shares for the named shareholder.  Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares.  Common Shares subject to options, warrants or other convertible securities exercisable within 60 days after September 28, 2015 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.  Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares shown.

(b) Assumes sale of all shares offered under this prospectus.

Messrs. Ramsay, Rusiniak, and Eastley are founding shareholders of the Company.  Of Mr. Mullin’s Common shares, beneficial ownership of  221,580 Common Shares was acquired under warrants issued pursuant to an advisory agreement (See “Certain Relationships and Related Party Transactions”) and the balance were acquired in the private placement.

None of the selling shareholders are broker-dealers.

Except for Messrs. Rusiniak, Ramsay, Eastley, and Mullin, none of the selling shareholders have had any material relationship with the Company.

PLAN OF DISTRIBUTION

On September 10, 2015, we entered into an Equity Purchase Agreement (the “EPA”) with RY Capital Group, LLC, a New Jersey limited liability company (“RY”). Pursuant to the terms of the EPA, RY is committed to purchase up to US$750,000 in Common Shares over a period of up to twelve (12) months. From time to time during the twelve (12) month period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice (“Drawdown Notice”) to RY which states the dollar amount that we intend to sell to RY on a date specified in the drawdown notice (“Drawdown Amount”). The maximum amount that the Company shall be entitled to drawdown to RY shall be the lesser of US$62,500 and one hundred percent (100%) of the aggregate trading volume of the Common Shares during the ten (10) days preceding the Drawdown Notice, so long as such amount does not render the Investor a holder of more than 4.99% of the outstanding Common Shares of the Company. The purchase price per share to be paid by RY shall be calculated as a thirty-five percent (35%) discount to the lowest closing bid price of the Company’s Common Shares during the ten (10) consecutive trading days prior to the date the Drawdown Notice was submitted.

As a part of the EPA we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the Common Shares underlying the EPA. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC and maintain the effectiveness of such registration statement until termination of the EPA.

The RY and the other selling shareholders may, from time to time, sell any or all of its Common Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell Common Shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders. RY and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus by them, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

RY intends to sell/distribute the Common Shares that it acquires from the Company in the open market.

RY shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its Common Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Common Shares by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Shares, if required, we will file a supplement to this prospectus.

If the selling shareholder uses this Prospectus for any sale of the Common Shares, it will be subject to the prospectus delivery requirements of the Securities Act.

The Company has also entered into a convertible promissory note with RY (the “Convertible Note”). The Convertible Note matures on September 1, 2016 and accrues interest at the rate of 12% per annum. The Convertible Note is convertible at any time, in whole or in part, at RY's option into Common Shares of the Company's capital stock at a variable conversion price equal to a 45% discount from the lowest trading price in the twenty (20) trading days prior to the day that RY requests conversion. At no time will RY be entitled to convert any portion of the Convertible Note to the extent that after such conversion, RY (together with its affiliates) would beneficially own more than 9.99% of the outstanding Common Shares.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Common Shares and activities of the selling shareholders.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, the selling shareholders are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised LG of the requirements for delivery of this prospectus in connection with any sales of the Common Shares offered by this prospectus.

Pursuant to the EPA, RY shall not sell our Common Shares short, either directly or indirectly through its affiliates, principals or advisors, during the term of the agreement.

DESCRIPTION OF BUSINESS

Mission

Algae Dynamics’ mission is to be a leading producer of low-cost ultra-pure algae oil and biomass with high nutrient content for the functional food/beverage additive and health supplement industries.

Overview

The Company has developed the scalable BioSilo® algae cultivation system for the production of ultra-pure algae biomass for the functional food/beverage additives and pure supplement markets. Management believes this core technology produces algae biomass that exceeds the purity of our competitors, without the need for additional refinement, providing a key cost advantage. This positions the Company to meet the increasing market gap between supply and demand for algae biomass in several rapidly growing markets including high value ingredients for beverage, food, healthcare, nutraceuticals and supplement products.

Assuming receipt of funding in accordance with its financing strategy, the Company is ready to build its first commercial scale system within 6 months to be followed by multiple additional systems as part of its commercial growth strategy. The Company will generate revenue by supplying algae biomass in a powder form or oil that can be used as nutrient rich ingredients for its customers. The average prices are US$60/kg for the Omega-3 oils in 2012 (source: Frost & Sullivan July, 2014) and US$40.00 per kg for algae Chlorella powder (source F & S, Chris Shanahan April, 2015).

The reader is cautioned that the price data is the most recent available for the Company. While there is a risk that prices have decreased in the meantime, we believe they are still representative of market conditions. However, even if prevailing market prices have decreased, the lower margins could work to the Company’s advantage because, as management believes, its BioSilo® process gives it a production cost advantage over certain competing production methods, such as the more common open-pond system.

Our key competitive advantage is process engineering control which management believes ensures the best possible outcomes for each algae species at a low cost. Growing algae successfully requires a blend of a controlled environment and species selection. The Company's production flexibility and tight control allows it to interchange selected species for improved algae yield and quality or client and marketplace demands as required. This provides an immediate and long term competitive advantage allowing the Company to quickly and profitably enter the market as R&D on species selection evolves.

Through its assignment of rights agreement with researchers at the University of Waterloo, the Company has access to proprietary algae species developed in the researcher's labs that management believes have very high growth rates and nutrient content. The design enables full control of all cultivation parameters allowing Algae Dynamics to achieve optimum growing conditions for any algae species. As well, a unique CO₂ delivery system enhances delivery efficiency and minimizes CO2 losses from the system. In essence, Algae Dynamics is combining expertise in the science of algae cultivation with the efficiency of thoughtful engineering.

The Company has entered into a memorandum of understanding with POS Biosciences (“POS”), a Saskatchewan, Canada based company, for key process variables such as oil extraction and EPA/DHA separation. POS offers expertise and service in bioprocessing applied research from bench-top to commercialization scale. CO₂ and agriculture quality nutrients are expected to be supplied by outside suppliers which will be managed by us. Under the POS memorandum of understanding, POS will assist the Company in the commercialization of the Company's algae strains by identifying, isolating, extracting, concentrating, spray drying and purifying a wide range of algae-based components. POS also has in place the appropriate licenses and quality assurance standards for food and nutraceutical products. Billing for POS services will be on a project by project basis on terms to be negotiated.

BioSilo®

Algae Dynamics has engineered a proprietary algae production technology, the Algae Dynamics BioSilo®, which maximizes growth and purity, while minimizing its footprint through a modular design. It allows us to cultivate a wide variety of algae species tailored to the nutrient and purity requirements of our prospective customers. BioSilo® is a novel method of cultivating algae that combines the positive features of open pond systems with those of enclosed photobioreactor algae production systems. The system produces a continuous supply of ultra-pure algae biomass in high volumes. The design's small footprint and scalability results in very low maintenance cost.  The BioSilo® is capable of producing a variety of species, including Chlorella and algae suited for Omega-3 rich Algae oil.

The BioSilo® is comprised of two distinct components - the Pure BioSilo® and the Pro-BioSilo®. These two components are part of the same production method and process, each designed to perform a different function in order to optimize the cultivation of algae biomass. Essentially, the Pure BioSilo® produces algae biomass in batches in low concentrations. This low density biomass is then used to inoculate (i.e. introduced to) the larger scale Pro-BioSilo® component, which when combined with carbon sources and air/oxygen, the high density biomass is produced.

The Pro-BioSilo® operates in a fed-batch mode for suspended cell cultures. In fed-batch mode, additional media and nutrients are added to the bioreactor at different times during the cell cultivation process to supplement the carbon source and other nutrients.

During the cultivation process, the mammalian cells exhibit four phases:

1.	lag phase

2.	exponential growth phase

3.	stationary or production phase and

4.	end of life phase

To achieve the highest biological product yields possible in the least amount of time, we have sourced sensors and controls to be installed in the scaled-up Pro-BioSilo®. These sensors, which measure states such as dissolved oxygen, dissolved CO2, pH, temperature and conductivity have been sourced, purchased and are being installed into both 50 and 100 liter bioreactors. The data equation and control units have been purchased and are ready to be installed together with air, oxygen and nutrients/medium feeding connections. In order to achieve the highest biological product yield without compromise on purity and quality, the system must have two distinct production phases. In the first phase the process is to ensure quality not quantity. All procedures should concentrate to provide the best condition for biological life in order to maximize product quality ignoring yield. After the growing parameters are established the second process is employed to maximize the growth. In the case of algae growth under heterotrophic conditions the cell multiply very fast. The objective when producing products such as Chlorella is to modify the growing parameters in order to establish a steep growing curve and harvest at “the midpoint” at which algae is young and healthy. In contrast, when growing algae to maximize lipids (omega oil), the maximum density and maximum lipid production is achieved at the top flat portion of the growth cycle.

Recognized critical process parameters are as follows:

●	pH

●	dissolved oxygen (DO)

●	temperature

●	nutrient composition and by-product profiles

●	agitation profile

●	gas sparging method

●	nutrient feed and product harvest profiles

●	dissolved carbon dioxide (d CO₂) and osmolality (i.e. concentration of dissolved particles per kilogram of solution)

The following flow chart shows a schematic of the Algae Dynamics Production Process:

Competing Algae Production Systems

Algae production systems can be divided into two broad categories: open pond and photobioreactors.

Open pond systems

Open pond systems involve large areas of land which are converted into artificial ponds in which algae is cultured in the open air.  Although they are capable of producing large volumes of algae, they suffer from a number of drawbacks, including:

●	Requires vast areas of land

●	Algae growth depends on consistent temperatures

●	Sunlight variation adversely affects production

●	High risk of pond contamination
Open Pond production system
●	Evaporation

●	Low CO2 availability

Closed photobioreactors

At the other end of the spectrum are photobioreactors which involve the use of complex enclosed reactor systems.  These systems allow the continuous cultivation of algae in a highly controlled environment.

Common systems often involve rows of tubes of various shapes and configurations.  Although much effort has been put into these systems in recent years, their large scale commercialization for algae production has been hampered by    a number of drawbacks including:

Closed Tube photobioreactor

●	High construction costs

●	High maintenance costs, especially for cleaning

●	Poor gas diffusivity

●	Poor control of growth conditions (e.g. oxygen accumulation, overheating)

●	CO₂ delivery limitations

A problem common to all enclosed reactors is that algae sticks to the internal surfaces of the light source(s), reducing the amount of light available to the algae. This viscous film must be cleaned to ensure optimal growth, increasing operating costs and down-time.

BioSilo® Advantages

●	Complete control of all growth parameters

●	Small foot print

●	Efficient aeration, agitation and mixing, thus DO (dissolved oxygen) control

●	Effective CO2 removal

●	Water recycling with inline continuous decontamination method

Intellectual Property

Algae Dynamics is protecting its technological advantage through a two-pronged strategy. Firstly, a United States Patent (US 8,800,202 B2) Bioreactor was issued August 12, 2014 and a Patent Application (CA 2,735,635) on the same claims as the U.S. patent has been filed for Canada.

The patent abstract is: “Biomass production apparatus is disclosed and comprises a stack of trays, each tray, in use, being in receipt of a respective layer of liquid, the layers being spaced apart from one another such that each layer has associated therewith a respective headspace. Light sources are provided for each layer and are disposed in the headspace associated with said each layer, to illuminate, at least in part, said each layer”.

Secondly, significant know-how and proprietary in-house knowledge was acquired during development at the University of Waterloo. This will protect the engineering component of intellectual property related to the BioSilo®.  As well, the company has identified proprietary algae species isolated by phycology (the study of algae) researchers at the University of Waterloo, Drs. K. Muller and B. McConkey. Algae Dynamics has exclusive access to these species. These species which are not genetically modified have been selected for their high nutrient values.

History

During 2008 and 2009, Algae Dynamics developed the BioSilo® design. In 2010, Algae Dynamics partnered with algae or phycology experts Dr. Muller and Dr. McConkey at the University of Waterloo.  This partnership provided the company with exclusive access to proprietary algae species along with phycology expertise. Through this arrangement, Algae Dynamics operated its laboratory and advanced from bench scale algae experiments to operating a one meter BioSilo® installation. Algae Dynamics successfully completed its R&D validating key data points allowing Algae Dynamics to deploy its technology at commercial scale, producing algae biomass of the highest quality at significantly reduced costs. Algae Dynamics was funded in part by Ontario Power Authority “OPA” for the design and construction of its one meter BioSilo®.

Algae Dynamics has operated its system for three years, harvested algae biomass and analyzed the product. In summary, it has achieved the following technical developments:

●	Demonstrated full control over algae growing parameters, facilitating optimum growth

●	Grown three different species of algae successfully

●	Produced algae biomass with key nutrient content that meets market requirements

●	Inoculated algae culture at low levels, maintaining viability and rapid growth

●	Designed, installed, and proved the nutrient and CO₂ delivery system

●	Discovered and mastered a biological dewatering method

●	Extracted BioOil successfully

●	Demonstrated and measured the very low energy usage requirements of the system

The Company has moved into an industrial facility to commission a commercial cultivation system in readiness for commercial roll out. To date, Algae Dynamics has obtained investments from a variety of sources:

Amount ($)
Ontario Power Authority (Grant)	$250,000
Scientific Research and Experimental Development Tax Credit	72,400
Founders Cash	380,670
Private Funds raised to-date	690,229
Total	$1,393,299

Marketing Strategies

The Company intends to enter the North American market through food/beverage and health supplement distributors as well as food and beverage manufacturers directly. Many of these companies have distribution globally which could provide Algae Dynamics access to world markets.

Although we will be primarily focused on selling Algae powders and tablets, subsequently, Omega-3 oils will be extracted from Algae Dynamics’ algae biomass under a toll processing agreement expected to be negotiated with POS Biosciences, Saskatoon, Saskatchewan which is subject to a memorandum of understanding.  POS is approved by the Canadian Food Inspection Agency and experienced in the oil extraction process. Under the POS memorandum of understanding, POS will assist the Company in the commercialization of the Company's algae strains by identifying, isolating, extracting, concentrating, spray drying and purifying a wide range of algae-based components. POS also has in place the appropriate licenses and quality assurance standards for food and nutraceutical products. Billing for POS services will be on a project by project basis on terms to be negotiated.

The Company will work with a Brand/Marketing Management Professional, specializing in the health food and supplement market, to have packaged products available for sale to customers (online and retail) as well as ingredient to sell wholesale.

We are also utilizing channel partners, or indirect connections to obtain introductions to potential customers.

World Demand for Algae-Derived Products

Algae oil is a good source of DHA and is widely promoted for its cognitive health benefits in infant formula and other formulas throughout the world.

Total revenue in the global omega-3 and omega-6 polyunsaturated fatty acid “PUFA” ingredients was €1,904.3 million in 2012; it is expected to reach €5,642.7 in 2023. (source: F & S July 2014)

Globally, the infant formula application represented about 48.9% of microalgae-based DHA oils sold, followed by dietary supplements with about 28.4%, and food & beverage at 19%. (source: F & S July 2014)

Top 3 Growth Factors

1.	Decreasing per-kilogram average prices for DHA oils drive increased adoption.

2.	Growing demand for vegetarian PUFA options drives the demand for microalgae DHA oils.

3.	Growing awareness and acceptance of DHA’s scientifically substantiated health claims drives usage.

(source: F & S July 2014)

Chlorella Market

Due to strict safety regulations and commercial factors, Chlorella is one of the few microalgae species eligible for human consumption. Algae Dynamics’ business model initially focuses on the cultivation of Chlorella, a species which Algae Dynamics believes has underutilized properties:

Ounce per ounce, Chlorella contains the following:

●	Six times more beta-carotene than spinach.

●	More dietary fibre than leading fruits and vegetables.

●	More complete protein per serving than soy – and twice as much as steak.

●	Higher nucleic acid content than any food – even more than sardines – for slowing down the visible signs of aging.

●	50 times the antioxidants and flavonoids as Vitamin C or Vitamin E for fighting free radical damage.

●	18 powerful amino acids including glutamic acid to help sharpen memory and defense boosting lysine, and arginine to enhance your natural production of immune cells.

●	More than 20 vitamins and minerals to encourage optimum health and energy.

According to “The Chlorella Factor” (website source for Chlorella news and information), most production is centered in Asia, with China, Taiwan, Japan, and Korea producing the bulk of commercial Chlorella. In 2003, recorded production of Chlorella, which has a nutrient value and high protein content, was 2,000 tons per annum. As of April, 23, 2013 Chlorella production reached 4,000 tons per annum and is projected to grow at 6% Compounded Annual Growth Rate (“CAGR”). Frost and Sullivan estimates the global market or Chlorella to be $200,000,000 annually. (source: F & S, Chris Shanahan April 2013)

Algae-based Omega-3 Market

Algae in the Omega-3 market is well established and Algae Dynamics’ algae biomass business is validated by production of Omega-3 derived from algae. This will be a significant opportunity for Algae Dynamics, given that the CAGR for the Omega-3 ingredients market is expected to be 12%, resulting in $2.8 billion in revenue by 2015 with algae omega-3 oil being the fastest growing sector.

Specifically, Algae Dynamics expects to see a more significant growth rate within the algae-derived Omega-3 segment.

Traditionally, fish oils were the main source for omegs-3 PUFAs, but their usage was limited due to problems such as unpleasant odor and taste, and poor oxidative stability (less shelf life). (source: F & S July 2014). However, recent technological advancements have enabled some manufacturers to overcome these formulation challenges.

●
Sustainability of marine sources of omega-3 is rapidly becoming a key concern, particularly in light of the recent estimate by the Global Organization for EPA (eicosapentaenoic acid) and DHA (docosahexaenoic acid) Omega -3 “GOED” indicating that based on the World health Organization’s omega-3 intake recommendation of 250 milligrams (mg) per day, 650 thousand metric tons of DHA and EPA are required relative to current ocean capacity of 530,000 tons. (source: www.nutraingredients-usa.com October 2014)

●	Algae’s growth may also be partly attributed to consumer perceptions of potential heavy metal toxicity of fish-based Omega-3 after recent lawsuits in the US. (source: F & S Sept. 2011)

●
Pricing stability is also an advantage to algae-derived Omega-3. In February, 2013, fish-derived Omega-3 prices rose dramatically, triggered by crude fish oil prices which had skyrocketed in the face of increasing demands on global fisheries.

Growing demand for vegetarian PUFA options drives the demand for microalgae DHA oils. (source: F & S July 2014)

Growing awareness and acceptance of DHA’s scientifically substantiated health claims drives usage.  (source: F & S July 2014)

The global omega-3 market was estimated to be $14.5 billion in 2013 and is expected to reach $21.7 billion by 2019, growing at a CAGR of 7.0% from 2014 to 2019.  In 2013, the global omega-3 market was dominated by Europe and Asia-Pacific, with estimated 34.5% and 31.0% shares, respectively. Omega-3 is the most consumed ingredient as compared with fiber because of its wide-ranging applications in food, pharmaceuticals and dietary supplements. Various health concerns such as obesity, cardiac failure and neural disorders are driving the consumers toward nutraceutical that contain omega-3 fatty acids as a main ingredient. The European omega-3 market was estimated to be $5.0 billion in 2013 and is expected to reach $7.7 billion by 2019, growing at a CAGR of 7.8% from 2014 to 2019. Consumers are ready to spend premium amounts for quality nutraceutical products, which drive demand for omega-3 fatty acids in Europe. Asia-Pacific’s market for omega-3 was estimated to be $4.5 billion in 2013 and is expected to reach $6.7 billion by 2019, growing at a CAGR of 6.9% from 2014 to 2019. There is an increasing number of cardiac disorders due to unhealthy food habits owing to changing lifestyles of the people in the Asia-Pacific region. Omega-3 fatty acids control the cholesterol, which is raising demand for them in the Asia-Pacific region.  (source: BCC Research November 2014)

The North American omega-3 market was estimated to be $4.0 billion in 2013 and is expected to reach $5.9 billion by 2019, growing at a CAGR of 6.5% from 2014 to 2019. Supplements are the largest application segment that drives North America’s omega-3 market. (source: BCC Research November 2014)

Beverages and supplements dominate the global nutraceutical omega-3 market with 50.3% of share in 2013. The omega-3 based nutraceutical beverages and supplements market was estimated to be $7.3 billion in 2013 and is expected to reach $11.5 billion by 2019, growing at a CAGR of 8.1% from 2014 to 2019. (source: BCC Research November 2014)

The omega-3 Polyunsaturated Fatty Acid (PUFAs) ingredients market analyzed in this study include EPA and DHA omega-3s from marine oils such as fish oils, krill oils, squid oils, and algal oils. The end use application markets covered in the report include dietary supplements, food & beverages, pet nutrition, infant nutrition, pharmaceuticals and clinical nutrition. Worldwide, consumption of omega-3 PUFAs, estimated at 123.8 thousand metric tons worth US$2.3 billion in 2013, is forecast to be 134.7 thousand metric tons valued at US$2.5 billion in 2014. By 2020, it is projected that demand for omega-3 PUFAs globally will reach 241 thousand metric tons with a value of US$4.96 billion, thereby posting a volume CAGR of almost 10% and a value CAGR of 11.6% between 2013 and 2020. (source: Health & Nutrition, Omega-3: A Global Market Overview, Feb. 25 2014)

Algae oils represent approximately 16.8% of the global Omega-3 Ingredients market, and are expected to increase their market share, as indicated above. Algae Dynamics is focused on providing North American clients with ultra-pure algae products; however Algae Dynamics recognizes that the market for its potential products is global in nature, connecting Algae Dynamics’ business to many other markets around the world.  Algae-derived Omega-3 is a relatively new entry into the food and beverage additive industry, competing against fish oil which has been produced for centuries. Still, by 2010, algae made up 16.8% of the global Omega-3 ingredients market. In Asia, algae’s market share is much greater at 24%.  (source: F & S. June 2011)

In 2012, the global market for microalgae based DHA +30% oil was estimated to be nearly $350 million, and about 4,614 metric tons. Globally, the infant formula application represented about 48.9 percent (unit shipment) of microalgae based DHA +30% oils sold, followed by dietary supplements with about 28.4 percent. Food and beverage was 19.4 percent of the volumes. (source: F & S Chris Shanahan, The global algae oil omega-3 market in 2014, May, 2014)

"Prices for algal oil-based omega-3s generally remain fairly stable because there are only two major producers and pricing is typically set on a long-term contract  basis. In mid-2011, the price of algal oil was estimated to range between $95 and $140 per kilo, depending on how the oil was to be used." (source: Oilgae, April 2014)

Nutritional and Functional Food Ingredients Market for Algae Biomass

The North American nutritional and functional ingredient market was valued at US$2.2 billion in 2011. It is expected to grow to US$3.29 billion in 2018, a CAGR of approximately 6 percent. North America offers the largest investment and growth opportunities in the wake of rapidly increasing consumer awareness regarding the advantages of such products. Food fortification is classified into beverages, snacks, confectionary, and dairy products. (source: F & S, May 2012)

Consumers represent the strongest driver for the nutritional and functional ingredients market as they switch to functional foods. The functional food trend has seen substances such as ginseng, kombucha, Omega-3 and vitamins added to food and beverages. Algae Dynamics’ products, powder algae biomass and Omega-3, can be used as additives in these functional foods and additives. This functional food trend offers food manufacturers many possibilities for developing customized functional food products. In 2011, functional foods accounted for approximately 30 percent of the North American Food Market volume.

●	The largest segment (22%) of the functional food ingredients market is a collection of additives that do not neatly fit into other categories. These include polyol, phytoestrogens, and Omega-3.

●
The second-largest segment (21%) is vitamins. Major ingredients of this category are vitamin A, B3 (niacin), B2 (riboflavin), B1 (thiamine), B5 (pantothenic acid), B6 (pyridoxine), B9 (folate), B12 (cobalamine), C, D, E, and biotin.

●	The third-largest segment (16%) is minerals. The major minerals used as functional ingredients are calcium, potassium, magnesium, and selenium.

Algae Dynamics’ algae biomass is rich in all of these elements, which should allow it to penetrate the entire market, rather than only one segment. One of the initial target products is the chlorella algae species.

Sales & Marketing Strategy

There are nearly 1,000 new products with Chlorella as an ingredient for food and beverage market. (source: Agriculture Canada, April 2013)

Algae Dynamics intends to enter the North American market through food and health supplement distributors as well as food and beverage manufacturers directly. Many of these companies have distribution globally which could provide Algae Dynamics access to world markets.

Christopher Shanahan, Global Program Manager – Food & Agriculture, Frost & Sullivan, North America, San Antonio, United States has agreed in principle to be Algae Dynamics’ market development and customer integration advisor. Mr. Shanahan has direct experience in data analysis, project management, consulting and market engineering. Particular expertise in: econometric-based market analysis including mathematical programming, statistical benefit-cost analysis, market forecasting, scenario engineering, product innovation adoption models and business strategy decision models.

Algae Dynamics is also utilizing channel partners to gain access to potential clients. Key channel partners are:

Bioenterprise Corporation, a business accelerator and commercialization agent. Bioenterprise was established to help promote the creation, growth and expansion of businesses engaged in agri-technologies. Acting as coach and catalyst, Bioenterprise works with companies at all stages, from start-ups to emerging and well- established businesses. Through their global network of industry contacts and professionals, they are able to assess the critical components needed to mitigate risks inherent in early stage business. Areas of expertise include; market/industry research and competitive analysis, nutraceutical, functional food, and biomaterial based technologies. Algae Dynamics is working directly with Jessica Bowes, M.Sc. in Human Health & Nutritional Science, Sr. Business Analyst, Food Nutrition & Health.

Innovation Guelph (“IG”). IG assists companies in achieving growth of market share, entry into new markets, and improving the bottom line. IG is also a member of the Ontario Network of Excellence (“ONE”). Algae Dynamics is working directly with Dr.  Mark Goldberg (our mentor), an Entrepreneur In Residence for IG. Dr, Goldberg has a PhD in pharmacology and has over 25 years of experience in bio-medical research and as a regulatory consultant.

Competition

Companies Developing Open Pond Systems

The basic premise of this methodology is that by mimicking the natural environment of algae, commercially profitable amounts of algae can be produced albeit with a degree of unpredictability due to Mother Nature. Unfortunately, there are drawbacks with this method as previously described “Competing Algae Production Systems”.

Companies Developing Enclosed Photobioreactors

Cultivating algae in enclosed photobioreactors has drawn a lot of attention in recent years due to the ability to better control algae cultivation conditions.  We believe this has resulted in larger algae yields compared to open pond systems, with some photobioreactor systems able to reach 150g/m2/day biomass production    compared to 3,600g/m2/day for Algae Dynamics’ technology.  However, this production rate was achieved only at laboratory scale, and is, in any event, appears lower than Algae Dynamics’ production rate.

Total Omega-3 and Omega-6 PUFA Ingredients Market – Competitive Landscape

Microalgae Production Capacity and Insights by Selected Industry Participants, Global, 2012

Company	System	Microalgae Production Capacity/Tons, 2012
Lonza Group	Closed system/bioreactor	12,500
Royal DSM	Close system/bioreactor	5,000
Seambiotic Ltd.	Open pond technology	2,500
Solazyme	Closed system/bioreactor	N/A
Soliance	Closed system/bioreactor	100
Heliae Inc.	Algae cultivation supplier	1
Aurora	Open pond technology	1,750
Cellana	Open pond technology	180
AlgaeBio	Closed pond technology	10
Roquette	Closed system	250
Enzymotec	Produces DHA from fish sources	N/A

(source: F & S July 2014)

Risks & Risk Mitigation Strategy

Algae Dynamics has identified several key risk factors including:

1.
Biological expertise is important.  It is not enough to build an algae cultivation system but only have limited expertise on the algae itself.  Algae are complex organisms that require knowledge and experience to effectively culture.

Algae Dynamics Response.   Algae Dynamics has access to a number of propriety species collected, isolated and incubated by Dr. Muller and her colleagues.

2.	Growth Rate critical. There must be complete control of all parameters in a contaminant-free environment and it is critical to efficiently uptake nutrients and carbon sources.

Algae Dynamics Response. The closed loop design minimizes contamination issues and all parameters are integrated for optimum growing conditions.

3.	Impurities must be avoided. Cultivation systems in the open environment are exposed to variable elements. If their design does not facilitate sectional integrity, detrimental contamination can result.

Algae Dynamics Response. The Algae Dynamics BioSilo® will be in a clean room environment and the modular design facilitates isolating contamination. Each module can be disinfected and re-inoculated.

4.	CO2 delivery must be efficient. Most systems rely on “bubbling” of CO2 into the algae allowing large amounts to pass through the culture to the atmosphere reducing CO2 sequestration by the algae.

Algae Dynamics Response. The Algae Dynamics BioSilo® has a unique CO2 delivery system that significantly reduced bubbling and CO2 loss to the atmosphere.

5.	Land area must be minimized. Using large tracts of land for cultivating algae can be costly and inefficient.

Algae Dynamics Response. The Algae Dynamics BioSilo® has a small footprint and can be located at any industrial site.

6.	Operating and energy costs must be minimized. Although some photobioreactor designs have demonstrated excellent algae yields, their maintenance costs are high.

Algae Dynamics Response. The Algae Dynamics BioSilo® operates using a dual lighting system and a low amount of electrical energy. The multi- layer design takes advantage of gravity and the selection of narrow spectrum LED lighting reduces energy requirements. As well, Algae Dynamics’s design eliminates tube fouling.

Description of Properties and Production Plans

The Company has entered into a five year operating lease, expiring November 2018, for Unit 37-4120 Ridgeway Drive in Mississauga, Ontario, which consists of 2,224 square feet of office and production facilities.  The current space is adequate for the purpose of constructing an initial production system.  The monthly base rental of the current facility is $1,362 plus the Company’s estimated portion of property taxes and operating expenses which are currently $804 per month.  The Company will require additional space for multiple production systems; however, suitable facilities are readily available.

The Company anticipates it will require a further $875,000 to complete the initial phase of the production system.  The Company has installed and instrumented a 100 litre reactor, along with a bank of water filter tanks and UV lights.  To achieve commercial scale operations, the Company intends to acquire a customized 1,500 litre reactor at a cost ranging from $400,000 to $600,000.

The Company obtains its algae strains from the University of Waterloo.  Other raw ingredients include water, nutrients, and carbon dioxide, all of which are readily available. During the first year of operations, we anticipate using approximately 1,526 gallons of water, 312 pounds of nutrients such as (glucose, chemical fertilizer, metal trace elements, and vitamins) and 3,330 pounds of carbon dioxide. When the Company commences production of algae, there will be certain lead times before completed products reach market. We estimate that the amount of time between commencement of production and product reaching market will be as follows: chlorella: 3 months and omega oil: 15 months.

When in service, the Company believes it will require only four employees to operate the facility, a process control engineer, biochemical engineer, biochemical technician and a maintenance technician.

Regulatory Risks

Algae Dynamics will be subject to various US, federal, provincial, and local environmental laws and regulations including the health and safety of employees, and manufacturing practices. In addition, some of these laws and regulations require contemplated facilities to operate under permits that are subject to renewal or modification. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

United States

The processing, formulation, safety, manufacturing, packaging, labeling, advertising, and distribution of food supplement products are subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission (“CPSC”), the United States Department of Agriculture (“USDA”), and the Environmental Protection Agency (“EPA”), and by various agencies of the states and localities in which the products are sold. The area of business that these and other authorities regulate include, among others:

●	claims and advertising;

●	labels;

●	ingredients; and

●	manufacturing, distributing, importing, selling and storing of products.

In particular, the FDA regulates the formulation, manufacturing, packaging, storage, labeling, promotion, importation, and distribution and sale of dietary supplements and food ingredients in the United States, while the FTC regulates marketing and advertising claims.

Some of our potential products are packaged and sold directly to retailers and consumers, and therefore are subject to greater oversight and enforcement action by the FTC. In recent years, the FTC has instituted numerous enforcement actions against consumer packaged goods companies for failure to have adequate substantiation for claims made in advertising or for use of false or misleading advertising claims.

The Dietary Supplement Health and Education Act of 1994 (“DSHEA”), an amendment to the Federal Food, Drug and Cosmetic Act (“FDC Act”), established a framework governing the composition, safety, labeling, manufacturing and marketing of dietary supplements. Generally, under DSHEA, dietary ingredients that were marketed in the United States prior to October 15, 1994 may be used in dietary supplements without notifying the FDA. “New” dietary ingredients (i.e., dietary ingredients that were “not marketed in the United States before October 15, 1994”) must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without being “chemically altered”. A new dietary ingredient notification must provide the FDA evidence of a “history of use or other evidence of safety” establishing that use of the dietary ingredient "will reasonably be expected to be safe”. A new dietary ingredient notification must be submitted to the FDA at least 75 days before the initial marketing of the new dietary ingredient. The FDA may determine that a new dietary ingredient notification does not provide an adequate basis to conclude that a dietary ingredient is reasonably expected to be safe. Such a determination could prevent the marketing of such dietary ingredient.

The FDA has issued a draft guidance governing notification of new dietary ingredients. While it is not mandatory to comply with FDA guidance, it is a strong indication of the FDA's current views on the topic of the guidance, including the agency’s position on enforcement. Depending on the recommendations made in the guidance, if and when it is finalized, particularly those relating to animal or human testing, such guidance could make it more difficult for Algae Dynamics to successfully provide notification of new dietary ingredients. Moreover, such guidance could change the status of ingredients that the industry has viewed as “old” dietary ingredients to “new” dietary ingredients that may require submission of a new dietary ingredient notification.

The FDA or other agencies could take actions against products or product ingredients that in its determination present an unreasonable health risk to consumers which would make it illegal for us to sell such products. In addition, the FDA could issue consumer warnings with respect to the products or ingredients that Algae Dynamics sells. Such information could be based on information received through reporting of serious adverse events mandated by the FDC Act.

DSHEA permits “structure/function claims” to be included in labeling for dietary supplements without FDA pre-market approval. Such statements must be submitted to the FDA within 30 days of marketing. Such statements may describe how a particular dietary ingredient affects the structure, function, or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function, or well-being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. A company that uses a structure/function claim in labeling must possess scientific evidence substantiating that the statement is truthful and not misleading. If the FDA determines that a particular structure/function claim is an unacceptable drug claim or an unauthorized version of a “health claim”, or, if the FDA determines that a particular claim is not adequately supported by existing scientific data or is false or misleading, we would be prevented from using the claim.

In addition, DSHEA provides that so-called “third-party literature”, e.g., a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to regulation as labeling. The literature: (1) must not be false or misleading; (2) may not “promote” a particular manufacturer or brand of dietary supplement; (3) must present a balanced view of the available scientific information on the subject matter; (4) if displayed in an establishment, must be physically separate from the dietary supplements; and (5) should not have appended to it any information by sticker or any other method. If the literature fails to satisfy each of these requirements, the Company may be prevented from disseminating such literature in connection with Algae Dynamics products, and any dissemination could subject our products to regulatory action as an illegal drug.

In June 2007, pursuant to the authority granted to the FDA by DSHEA, the FDA published detailed Current Good Manufacturing Practice ("GMP") regulations that govern the manufacturing, packaging, labeling and holding operations of dietary supplement manufacturers. The GMP regulations, among other things, impose significant recordkeeping requirements on manufacturers. The GMP requirements are in effect for all manufacturers, and the FDA is conducting inspections of dietary supplement manufacturers pursuant to these requirements. There remains considerable uncertainty with respect to the FDA's interpretation of the regulations and their actual implementation in manufacturing facilities. In addition, the FDA's interpretation of the regulations will likely change over time as the agency becomes more familiar with the industry and the regulations. The failure of a manufacturing facility to comply with the GMP regulations renders products manufactured in such facility "adulterated," and subjects such products and the manufacturer to a variety of potential FDA enforcement actions.

In addition, under the FDA Food Safety Modernization Act (“FSMA”), which was enacted on January 4, 2011, the manufacturing of dietary ingredients contained in dietary supplements will be subject to similar or even more burdensome requirements, which will likely increase the costs of dietary ingredients and will subject suppliers of such ingredients to more rigorous inspections and enforcement. The FSMA will also require importers to take measures to ensure that the foods they import, including dietary supplements and dietary ingredients, meet domestic requirements. This could increase the cost of those articles, subject their importation to greater scrutiny, and potentially restrict their availability.

The FDA has broad authority to enforce the provisions of federal law applicable to dietary supplements, including powers to issue a public warning or notice of violation letter to a company, publicize information about illegal products, detain products intended for import, request a recall of illegal products from the market, and request the Department of Justice to initiate a seizure action, an injunction action, or a criminal prosecution in the U.S. courts. The FSMA expands the reach and regulatory powers of the FDA with respect to the production of food, including dietary supplements. The expanded reach and regulatory powers include the FDA's ability to order mandatory recalls, administratively detain domestic products and administratively revoke manufacturing facility registrations, thereby effectively enjoining manufacturing of dietary ingredients and dietary supplements without judicial process. The regulation of dietary supplements may increase or become more restrictive in the future.

The FTC exercises jurisdiction over the advertising of dietary supplements. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. Such actions could result in substantial financial penalties and significantly restrict the marketing of a dietary supplement.

Legislation or regulations may be introduced which, if passed, would impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of our products. In March 2009, the General Accounting Office (the “GAO”) issued a report that made four recommendations to enhance the FDA's oversight of dietary supplements. The GAO recommended that the Secretary of the Department of Health and Human Services direct the Commissioner of the FDA to: (1) request authority to require dietary supplement companies to identify themselves as a dietary supplement company and update this information annually, provide a list of all dietary supplement products they sell and a copy of the labels and update this information annually, and report all adverse events related to dietary supplements; (2) issue guidance to clarify when an ingredient is considered a new dietary ingredient, the evidence needed to document the safety of new dietary ingredients, and appropriate methods for establishing ingredient identity; (3) provide guidance to industry to clarify when products should be marketed as either dietary supplements or conventional foods formulated with added dietary ingredients; and (4) coordinate with stakeholder groups involved in consumer outreach to identify additional mechanisms for educating consumers about the safety, efficacy, and labeling of dietary supplements, implement these mechanisms, and assess their effectiveness. These recommendations could lead to increased regulation by the FDA or future legislation concerning dietary supplements.

International

In foreign markets, prior to commencing operations and prior to making or permitting sales of our products in the market, we may be required to obtain an approval, license or certification from the relevant country’s ministry of health or comparable agency. Where a formal approval, license or certification is not required, we nonetheless seek a favorable opinion of counsel regarding our compliance with applicable laws. Prior to entering a new market in which a formal approval, license or certificate is required, we work extensively with local authorities in order to obtain the requisite approvals. The approval process generally requires us to present each product and product ingredient to appropriate regulators and, in some instances, arrange for testing of products by local technicians for ingredient analysis. The approvals may be conditioned on reformulation of our products, or may be unavailable with respect to some products or some ingredients. Product reformulation or the inability to introduce some products or ingredients into a particular market may have an adverse effect on sales. We must also comply with product labeling and packaging regulations that vary from country to country. Our failure to comply with these regulations can result in a product being removed from sale in a particular market, either temporarily or permanently.

The Company cannot determine what effect additional domestic or international governmental legislation, regulations, or administrative orders, when and if promulgated, would have on Company’s business in the future. New legislation or regulations may require the reformulation, elimination, or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials, and it is possible that the costs of complying with these new regulatory requirements could be material.

Technical Risks

Although algae growth is well documented, there are three primary challenges in cultivating algae at high volumes:

1.  Growth Rates

The BioSilo® system is designed to tailor the growing parameters for several species of algae, allowing Algae Dynamics to exceed the average production rate of other systems.

Growing parameters control

Growing parameters control		Benefits

-	Light source intensity	-	Extremely high purity levels
-	CO2 absorption efficiency	-	Scalable
-	Algae cell mixing method and rate	-	Minimized cultivation costs
-	PH and temperature	-	Computer controlled process
-	Nutrients delivery ratio	-	Consistent nutrient composition
-	A Proprietary liquefied CO2 technology that resolves the problems associated with widely used CO2 diffusers (bubblers)	-	Computer controlled O2/N2/CO2
		-	Continuous production 24/7 process without maintenance interruption

2.  Space

Small production space requirements		Benefits – need to think in 3 dimensions

-	Stacks of shallow cultivation trays	-	Efficient use of space (volume not just area)
-	Compact light source (maximum absorption)	-	Minimize capital and operating cost
-	Combined CO2 and nutrient supply system	-	Easy process component access
-	Recyclable media (water + minerals)	-	Automatic in-situ process control
-	Compact mixing and temperature control	-	Algae is harvested at the bottom, the water is cleaned and re-circulated for reuse
-	In-situ harvesting process
-	Maximum heating and cooling efficiencies to facilitate optimal growing conditions

 3.    Energy Requirements

Algae Dynamics Solutions		Benefits

-	Algae Dynamics uses a proprietary design taking advantage of gravity	-	Extremely efficient use of energy
-	Algae biomass solution flows down through the tank with optimal conditions throughout the trays	-	Fewer moving parts reduces energy, labour and maintenance costs
		-	Use of LED lighting system provides additional energy efficiency

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of an unlimited number of Common Shares. As of January 12, 2016, there were 9,777,781 Common Shares outstanding.

The following description of our Common Shares and provisions of our articles of association and By-laws is only a summary. Investors are directed for a complete description of the terms and provisions of our articles and By-laws, which are exhibits to the registration statement which contains this prospectus. We encourage you to review complete copies of our articles and By-laws.

Voting Rights

Each holder of our Common Shares is entitled to one vote for each share on all matters submitted to a vote of our shareholders, including the election of our directors. The rights attached to the Common Shares do not provide for cumulative voting rights or preemptive rights. Accordingly, the holders of a majority of our outstanding Common Shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to limitations under the Canada Business Corporations Act (the “CBCA”), preferences that may apply to any outstanding shares of preferred stock and contractual restrictions, holders of our Common Shares are entitled to receive ratably dividends or other distributions when and if declared by the Company’s board of directors. Whether any future dividends are paid to our shareholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. Under the CBCA, the Company may pay dividends unless there are reasonable grounds for believing that (i) the Company is, or would after such payment be, unable to pay   its liabilities as they become due or (ii) the realizable value of the Company’s assets would be less than the aggregate of its liabilities and stated capital of all classes   of shares.

Change of Control

Under the CBCA, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of an amalgamation (other than certain short form amalgamations), for any sale, lease or exchange of all, or substantially all, of our assets, if not in the ordinary course of our business, and certain other fundamental changes including an amendment to the articles of amalgamation. Other shareholder action is generally decided by a majority of the votes cast at a meeting of shareholders.

There is no limitation imposed by Canadian law or by our articles or other charter documents on the right of a non-resident to hold or vote Common Shares, other than as provided by the Investment Canada Act, which requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a non-Canadian of control of a Canadian   business.

The authorization of undesignated preferred shares in our articles of amalgamation makes it possible for our board of directors to issue preferred shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of   us.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by McGovern, Hurley, Cunningham, LLP and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the Common Shares hereby will be passed upon for us by Peterson Law LLP, Suite 806, 390 Bay Street, Toronto, Ontario M5H 2Y2.

LEGAL  PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Caution Regarding Forward-Looking Information

All statements contained in this Registration Statement, other than statements of historical facts, that address future activities, events or developments are forward- looking statements, including, but not limited to statements containing the words “believe”, “expect,” “anticipate,” “intends”, “estimate”, “forecast,” “project,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new acquisitions, products, services, developments or industry rankings; any statements regarding future economic conditions or performance; any statements of belief; and statements of assumptions underlying any of the foregoing. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to expectations and predictions of management is subject to a number of risks and uncertainties described under “Risk Factors” under Item 1A above that may cause actual results to differ materially.

Consequently, all of the forward-looking statements made in this Registration Statement are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations. Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of the Company’s views as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All results are presented in Canadian dollars ($) unless otherwise stated.

The following discussion and analysis should be read in connection with the Company’s financial statements and related notes thereto, as included in this prospectus.

Results of Operations and Going Concern

We incurred a net loss of $1,087,289 for the year ended March 31, 2015, (2014 - $232,956).   We do not anticipate having a positive net income in the immediate future.  Net cash used by operations for the year ended March 31, 2015 was $252,077.   These financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  The Company is in the development stage, in accordance with ASC 915 and has not yet realized profitable operations and has relied on non-operational sources to fund operations.    In addition, as of March 31, 2015, the Company has a working capital deficiency of $845,406 (March 31, 2014 - $434,263) and has accumulated deficit of $1,809,373 (March 31, 2014 - $722,084).  The Company’s ability to continue as a going concern is dependent on successfully executing its business plan, which includes the raising of additional funds.   The company will continue to seek additional forms of debt or equity financing, but it cannot provide assurances that it will be successful in doing so.   These circumstances raise substantial doubt as to the ability of the company to meet its obligations as they come due and accordingly, the appropriateness, ultimately, of the use of accounting principles applicable to a going concern.   The accompanying financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Results of Operations for the year ended March 31, 2015 compared to the year ended March 31, 2014

Operating Expenses

The operating expenses increased in 2015 ($1,087,289) versus 2014 ($232,956) by $854,333 as the Company initiated the process of developing a demonstration production facility. By initiating this process extra research and development fees ($43,222), facility occupancy costs ($26,634) were incurred. In addition, extra professional fees ($532,577) were incurred as part of the process for becoming a company registered with the SEC. The Management and contract fees were eliminated and compensation was in the form of stock based compensation which amounted to $324,916 in 2015 versus actual fees paid of $120,000 in 2014.

Net Income (Loss)

We recognized a net loss of $1,087,289 for the year ended March 31, 2015 as compared to a net loss of $232,956 for the same period of 2014. Changes in net income (loss) are primarily attributable to changes in expenses, each of which is described above.

For the three months ended September 30, 2015

Results of Operations and Going Concern

We are an early stage company with a limited operating history, and we have only recently begun to commercialize our products. We have incurred operating losses since our inception in October 2008, and we expect to continue to incur operating losses for the foreseeable future. At September 30, 2015, we had an accumulated deficit of $2,121,813. For the quarters ended September 30, 2015 and 2014, we had a net loss attributable to common stockholders of $199,743, and $301,190, respectively. The more significant expenditures reduced were management and contract fees by $90,875 and professional fees were reduced by $102,499 during the 3 month period ended September 30, 2015 compared to September 30, 2014 while the stock based compensation increased by $112,976.   A significant portion of the professional fees expenditure ($139,180) incurred for the period ended September 30, 2014 related to the recognition as compensation the warrants issued to a consultant for fees related to the process of going public.  The additional decreases in expenditure in the current 3 month period ended September 30, 2015 related to business development of $5,751, office and general expenditures were reduced by $8,433, occupancy costs reduced by $2,679, research and development reduced by $7,338 while travel expenses increased by $4,375.   As a result of the Company being in a loss position, we will need to generate significant revenues to achieve and maintain profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all.  These conditions create an uncertainty as to our ability to continue as a going concern.

Results of Operations.

Revenues.

We had no revenues for the three months ended September 30, 2015 and 2014 respectively.

Operating Expenses

The operating expenses decreased in the three month period ended September 30, 2015 of $199,743 compared to the same period of 2014 of $301,190.    This substantial decrease was a result of management substantially reducing operations due to an unavailability of capital to fund operating losses.   With the recent clearance of the trading symbol  from the Financial Industry Regulatory Authority (FINRA) and the commencement of trading quotes in the OTC Market for the Company’s common shares the Company anticipates that it will be easier to raise capital and scale up operations but there can be no assurance to this effect.  If capital is available we anticipate expenses will increase substantially.

 Other Expenses.

Nil

Net Loss.

The Company recognized a net loss of $199,743 for the three month period ended September 30, 2015 as compared to a net loss of $301,190 for the same period of 2014.   Changes in net loss are primarily attributable to operations being put on hold while the Company waits for the commencement of public trading quotes of the Company’s common shares in order to facilitate the access to new sources of capital to implement the business plan.

Liquidity and Capital Resources

Net cash used by operating activities was $49,919 and $146,843 for the three month periods ended September  30, 2015 and 2014, respectively.  The decrease is attributable to the hold being placed on the implementation of the business plan while the Company waits for the commencement of public trading of the Company’s common shares in order to facilitate the financing plans.   The Company had a working capital deficiency of $856,927 as of September 30, 2015 compared to $861,605 as of June 30, 2015.

On March 11, 2014 and as amended on July 18, September 3, 2014 and again on September 5, 2014, the Company entered into a consulting agreement with Connectus Inc. (the “Agreement”) to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014.  Pursuant to the Agreement, the Company agreed to issue to this consulting corporation (the “Consultant”), 625,000 warrants of the Company. Each warrant will be exercisable at USD$0.040 per common share for a period of three years.  Of the warrants granted, 300,000 vested on September 3rd, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($334,850) raised in the offering, fully vesting upon USD$1,500,000 ($2,009,100) being raised.    All of the Company's financial liabilities other than the warrant liability of $348,665, term loan of $30,000, convertible note of $8,184 and advances from shareholders of $380,670  have contractual maturities of less than 30 days and are subject to normal trade terms.

The current level of development activity necessitates a cash requirement of approximately $20,000 per month. This monthly cash requirement will increase as the  production facility is developed.    The Company anticipates it will require a further $875,000 to commence the implementation of the business plan.

The Company does not have any material commitments for capital expenditures.   However, should the Company execute its business plan as anticipated, it would incur substantial capital expenditures and require financing in addition to the amount required to fund its present operation.

Additional Financing

The Company has negotiated an Equity Purchase Agreement of up to USD$750,000 as detailed in Note 8 of the Financial Statements.

The Company is currently evaluating alternatives for raising new capital for funding operations and capital expenditures.  Such funding is expected to be accomplished through the issuance of new equity securities.  There can be no assurance that the Company will be able to raise capital on terms attractive to the Company, if at all.

The Company additionally plans to undertake a funding application with the AgriInnovation Program (through the Canadian Department of Agriculture) for funding under a repayable loan program for up to $2 Million in matching funds.   The funding program is on the basis of matching funds contributed by the Company towards the approved project.

For the six months ended September 30, 2015

 Results of Operations and Going Concern

We are an early stage company with a limited operating history, and we have only recently begun to commercialize our products. We have incurred operating losses since our inception in October 2008, and we expect to continue to incur operating losses for the foreseeable future. At September 30, 2015, we had an accumulated deficit of $2,121,813. For the six months ended September 30, 2015 and 2014, we had a net loss attributable to common stockholders of $312,440, and $566,598, respectively. As a result, we will need to generate significant revenues to achieve and maintain profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.  These conditions create an uncertainty as to our ability to continue as a going concern.

We continue to rely on advances and sale of equity to fund operating shortfalls and do not foresee a change in this situation in the immediate future. There can be no assurances that we will continue to be able to access advances and sell equity, without which we will not be able to continue operations. We are pursuing additional sources of financing but there is no assurance that additional capital will be available to the Company on acceptable terms or at all.

Revenues.

We had no revenues for the six months ended September 30, 2015 and 2014.

Operating Expenses

The operating expenses decreased in the six month period ended September 30, 2015 ($319,665) compared to the same period of 2014 ($566,598) as the Company was waiting on the clearance of the trading symbol and the commencement of trading in order to facilitate the raising of capital.   By managing the operation within the capital available management and contract fees decreased by $119,875, occupancy costs decreased by $5,535, professional fees decreased by $285,066, research & development decreased by $12,741, office  and general decreased by $13,322 and stock based compensation increased by $188,026. As stock options were granted in accordance with the Company’s stock-based compensation program on December 11, 2014.

Other Expenses.

None

Net Loss.

The Company recognized a net loss of $312,440 for the six month period ended September 30, 2015 as compared to a net loss of $566,598 for the same period of 2014.   Changes in net loss are primarily attributable to changes in expenses, each of which is described above.

Liquidity and Capital Resources.

Net cash used by operating activities was $74,838 and $263,957 for the six month period ended September 30, 2015 and 2014, respectively.  The decrease is mainly attributable to the delay in the implementation of the business plan.

The Company had a working capital deficiency of $856,927 as of September 30, 2015 compared to $845,406 as of March 31, 2015.

On March 11, 2014 and as amended on July 18, September 3, 2014 and again on September 5, 2014, the Company entered into a consulting agreement with Connectus Inc. (the “Agreement”) to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014.  Pursuant to the Agreement, the Company agreed to issue to this consulting corporation (the “Consultant”), 625,000 warrants of the Company. Each warrant will be exercisable at USD$0.040 per common share for a period of three years.  Of the warrants granted, 300,000 vested on September 3rd, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($334,850) raised in the offering, fully vesting upon USD$1,500,000 ($2,009,100) being raised.    All of the Company's financial liabilities other than the warrant liability of $216,185 have contractual maturities of less than 30 days and are subject to normal trade terms.  The increase in the working capital deficiency is largely due to the recognition of the liability for the warrants.

The current level of development activity necessitates a cash requirement of approximately $20,000 per month. This monthly cash requirement will increase as the production facility is developed.   The Company anticipates it will require a further $875,000 to continue the implementation of the business plan.

The Company does not have any material commitments for capital expenditures.   However, should the Company execute its business plan as anticipated, it would incur substantial capital expenditures and require financing in addition to the amount required to fund its present operation.

Additional Financing

The Company has negotiated an Equity Purchase Agreement of up to USD$750,000 as detailed in Note 8 of the Financial Statements.

The Company is currently evaluating alternatives for raising new capital for funding operations and capital expenditures.  Such funding is expected to be accomplished through the issuance of new equity securities.  There can be no assurance that the Company will be able to raise capital on terms attractive to the Company, if at all.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of Common Shares, although we have also used shareholder loans.

Going Concern

The accompanying financial statements have been prepared on a going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business.  Accordingly, the financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

As shown in the financial statements, the Company incurred a net operating loss of $1,087,289 for the year ended March 31, 2015, (2014 Net Loss of $232,956).  The Company’s current liabilities exceed its current assets by $845,406 as of March 31, 2015.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis by raising additional funds through debt or equity financing.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Accordingly, our independent auditors included an explanatory paragraph in their report on the March 31, 2015 financial statements regarding concerns about our ability to continue as a going concern.   Our financial statements contain additional notes and disclosure describing the circumstances that lead to this disclosure by our independent auditors.

Critical Accounting Policies

The financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) applied on a consistent basis.   The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

We have identified the policies below as critical to our business operations and the understanding of our financial statements.  A complete discussion of our accounting policies is included in Notes 2 and 3 of the Notes to the Financial Statements.

Use of estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.   Actual results could materially differ from these estimates.

Cash and Cash Equivalents

The company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

Please see note 9 of the accompanying September 30, 2015 financial statements.

Fair Value of Financial Instruments

Please see note 12 of the accompanying September 30, 2015 financial statements.

Net Loss Per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of Common Shares outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of Common Shares and potentially outstanding shares of Common Shares during the period to reflect the potential dilution that could occur from Common Shares issuable through stock options and warrants.  Potentially dilutive securities which were not included in diluted weighted average shares for the years ended March 31, 2015 and 2014 consist of outstanding options (505,000 and nil) respectively and outstanding warrants (940,083 and nil) respectively.

Stock-Based Compensation

Please see note 8c of the accompanying September 30, 2015 financial statements.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10 “ASU 2014-10” to eliminate certain financial reporting requirements for development stage entities.  The amendments in ASU 2014-10 remove the incremental financial reporting requirements from US GAAP for development stage entities, including the presentation of inception-to-date information in the statements of income, cash flows and shareholder equity, and disclosure of the financial statements as those of a development stage entity.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, the Company is not required to provide this disclosure.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Paul Ramsay	President and Director	56	March 31, 2009
Richard Rusiniak	Chief Executive Officer and Director	67	March 31, 2009
Ross Eastley	Chief Financial Officer and Director	68	February 11, 2011
Blair Mullin	Director	62	August 28, 2014
Cameron McDonald	Director	49	August 28, 2014

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Paul Ramsay (BBA) - Co-Founder, Chairman & President

Mr. Ramsay has served as President of the Company since its founding in 2008 (formally appointed March 31, 2009).  He has over 25 years of business development and management experience.  He was the Co-founder  and former CEO and VP Business Development of Cymat Corp, (TSX: CYM) with a market valuation over $150 million upon his resignation in 2002.  He was instrumental in securing the Stabilized Aluminum Foam (SAF) license from Alcan International Ltd.  He successfully negotiated a $10 Million technology development program with Industry Canada (TPC).  He participated in the completion of $25 million in financing with financial institutions. Mr. Ramsay also introduced and sold several newly developed products to major corporations.

Mr. Ramsay’s qualifications to serve of the Board include over 25 years of business experience and his experience as a founder of companies, and his experience with the Company since its founding.

Richard Rusiniak   (Mechanical Engineer) - Co-Founder, Director & CEO

Mr. Rusiniak has served as Chief Executive Officer of the Company since its founding in 2008 (formally appointed March 31, 2009).  He has over 30 years of management, design and process experience.  He was the Co- founder and former President, CFO, and CTO of Cymat Corp (TSX: CYM) with a market valuation over $150 million upon his resignation in 2002.   He negotiated an Aluminum Foam Manufacturing licence with Alcan International Ltd., and successfully commercialized the technology. He prepared full documentation and completed a $10 Million technology development program with Industry Canada (TPC).  He participated in the completion of $25 million in financing with financial institutions. From 1978 to 1988, he was project manager with Long Manufacturing, as well as The Ontario Research Foundation (Ortech). Projects on which he has consulted include NASA’s Zero Gravity Program, Atomic Energy of Canada’s Re-tubing Program and Hawker Siddeley’s Bi-Level GO Train Modularization.

Mr. Rusiniak’ s qualifications to serve on Algae Dynamics’ board of directors include his years of managerial experience and technology and engineering experience and his experience with the Company since its founding.

Ross Eastley (CA) – Director & CFO

Since 2009 (formally appointed February 11, 2011) Mr. Eastley has been the Chief Financial Officer of the Company. Prior to that, he was CEO for the Canadian Society of Immigration Consultants (CSIC) from 2006 – 2009. Mr. Eastley reported to a nine-member Board, responsible for strategic planning, corporate communications, initial regulatory functions, creation of the staffing structure and management of legal processes. Former V P/Controller for Brandon University.

Mr. Eastley’s qualifications to serve on the Board include his over 30 years of accounting and CFO experience in both private and public sector organizations as well as serving as an executive Board member on a number of Boards for in excess of 20 years.

Blair Mullin (BA, MBA) - Director

Mr. Mullin’s principal occupation during the past five years includes managing various funds and providing management consulting services including Managing Partner of Apollo Ventures, LLC, Aldercreek Capital LLC and Apollo Marketing LLC, which provide investment capital to emerging companies. He is also President & CEO of Connectus Inc., which provides advisory services to emerging companies. Previously, Mr. Mullin served as consultant to and then CFO of DRS Inc. from  2010 to 2012; as President & CEO of Samarium Group Corporation (now Samaranta Mining Corporation) from 2009 to 2010; as Chief Financial Officer of Zi Corporation from 2006 to 2009; as Chief Financial Officer of Homax Products Inc from 2005 to 2006; as Interim Vice President Finance of Yakima Products Inc. in 2005. From 2003 to 2005, Mr. Mullin served as consultant to numerous clients engaged in manufacturing. In addition, he was a Partner in Tatum Partners (later Tatum LLC), a national executive services firm, from 2003 to 2010. From 2001 to 2003, Mr. Mullin was President and CEO of Blair Mullin & Associates, Inc., a consulting firm. From 2000 to 2001, Mr. Mullin served as President and Chief Operating Officer of International DisplayWorks, Inc., which was a successor company to Morrow Snowboards, Inc., where he served as President and CFO from 1997 to 2000. Mr. Mullin holds an MBA from University of Western Ontario and BA from Wilfrid Laurier University, in Canada.

Mr. Mullin’s qualifications to serve on Algae Dynamics’ board of directors include his 25 years of managerial experience and his experience as chief financial officer of public and private companies, Mr. Mullin is the Board’s finance and accounting expert. Mr. Mullin also brings several years of public company corporate governance experience to the Board.

Cameron McDonald (BA, BSc, MBA Finance & Accounting, CFA) - Director

Mr. McDonald has since 2009 been the founder, CEO of Global SeaFarms Corporation. Public listing by way of RTO on the Canadian National Stock Exchange “CNSX”.  He was an Investment Banker with Canaccord Adams, Montreal, Quebec (now Canaccord Genuity) from 2004 to 2009.  He was part of the number one ranked technology investment banking deal team in Canada in 2006 and 2007.  Over $500M of Canaccord lead TSX and AIM IPOs. Over $500M of Canaccord follow-on public offerings.  He was advisory to an $110M Amex listed SPAC transaction – due diligence and transaction structuring. He was an Account Manager with Business Development Bank of Canada from 1995 to 1998.  Administered a portfolio of 40 companies.   He is a Certified Financial Analyst “CFA” and passed the Partners, Directors, and Officers Qualifying Exam in 2006.

Mr. McDonald’s qualifications to serve on the Company’s Board include his years of finance and management experience and his experience as a founder and CEO of Global SeaFarms Corporation.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any events requiring disclosure under Item 401(f) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o 37 – 4120 Ridgeway Drive, Mississauga, Ontario L5L 5S9.

Board Leadership Structure and Role on Risk Oversight

Paul Ramsay currently serves as the Company’s President and Chairman.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Committees of the Board

The Board has constituted an Audit Committee consisting of two non-management directors. The full Board currently conducts the duties of the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee consists of Cameron McDonald and Blair Mullin, both non-management directors. Mr. Cameron was elected Chair and is an independent Director.

EXECUTIVE COMPENSATION.

The particulars of the compensation paid to the following persons:

(a) our President;

(b) each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal years ended March  31, 2015 and 2014; and who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option based Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Ramsay,	2015	$Nil	Nil	Nil	$142,200	Nil	Nil	Nil	$142,200
President and Director. (1)	2014	N/A	N/A	N/A	N/A	N/A	N/A	$50,000	$50,000

Richard Rusiniak,	2015	$Nil	Nil	Nil	$142,200	Nil	Nil	Nil	$142,200
Chief Executive Officer and Director(2)	2014	Nil	Nil	Nil	Nil	Nil	Nil	$50,000	$50,000

Ross Eastley,	2015	Nil	Nil	Nil	$94,800	Nil	Nil	Nil	$94,800
Chief Financial Officer and Director(3)	2014	N/A	N/A	N/A	N/A	N/A	N/A	$20,000	$20,000

(1)           Mr. Ramsay was appointed the President and a Director of our company on March 31, 2009.
(2)           Mr. Rusiniak was appointed the Chief Executive Officer and a Director of our company on March 31, 2009.
(3)           Mr. Eastley was appointed the Chief Financial Officer and Director of our company on February 11, 2011.
(4)           Calculated based on the Black-Scholes model at the grant date.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Subsequent to the end of the March 31, 2015 fiscal year end, the Board of Directors granted 120,000 options to each of the executive management, Messrs. Rusiniak, Ramsay and Eastley.  Such options are exercisable for five years with an exercise price of $2.43 per share and vest one-third upon grant, one-third on the first anniversary of the grant and the remaining options vest on the second anniversary of the grant.

Paul Ramsay –  Employment Agreement as amended changing the salary effectiveness start time.

On June 2, 2015, we entered into an amended employment agreement with Paul Ramsay (the "Ramsay Employment Agreement"), effective in accordance with the schedule for salary effectiveness which follows,  this amended the terms of the initial Employment  Agreement between Mr. Ramsay and the Company that became effective on July 1, 2014.

The salary is $120,000 per annum, an annual car allowance of $9,000, a contribution to a RRSP to the maximum allowed contribution not to exceed $30,000 per year plus being able to participate in the benefits program made generally available to the Company Employees and Executives.

Schedule for Salary Effectiveness in accordance with the amendment:

Cumulative Funds Raised (1)		Effective Monthly Salary %

1.)	$100,000	10.00%

2.)	$175,000	15.00%

3.)	$250,000	25.00%

4.)	$375,000	37.50%

5.)	$500,000	50.00%

6.)	$750,000	62.50%

7.)	$1,000,000	75.00%

8.)	$1,250,000	87.50%

9.)	$1,500,000	100.00%

(1) Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.
(2) Termination as a result of change in control then Mr. Ramsay shall be entitled to an amount equal to (12) months compensation plus one additional month for each full year of service, 100% salary is $120,000 per annum, an annual car allowance of $9,000, a contribution to a RRSP to the maximum allowed contribution not to exceed $30,000 per year plus being able to participate in the benefit programs made generally available to the Company Employees and Executives.

Richard Rusiniak – Employment Agreement as amended changing the salary effectiveness start time.

On June 2, 2015, we entered into an amended employment agreement with Richard Rusiniak (the "Rusiniak Employment Agreement"), effective in accordance with the schedule for salary effectiveness which follows, this amended the terms of the initial Employment Agreement between Mr. Rusiniak and the Company that became effective on July 1, 2014.

The salary is $120,000 per annum, an annual car allowance of $9,000, a contribution to a RRSP to the maximum allowed contribution not to exceed $30,000 per year plus being able to participate in the benefits program made generally available to the Company Employees and Executives.

Schedule for Salary Effectiveness in accordance with the amendment:

Cumulative Funds Raised (1)		Effective Monthly Salary %

1.)	$100,000	10.00%

2.)	$175,000	15.00%

3.)	$250,000	25.00%

4.)	$375,000	37.50%

5.)	$500,000	50.00%

6.)	$750,000	62.50%

7.)	$1,000,000	75.00%

8.)	$1,250,000	87.50%

9.)	$1,500,000	100.00%

(1) Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.
(2) Termination as a result of change in control then Mr. Rusiniak shall be entitled to an amount equal to (12) months compensation plus one additional month for each full year of service.

Ross Eastley – Employment Agreement as amended changing the salary effectiveness start time.

On June 2, 2015, we entered into an amended employment agreement with Ross Eastley (the "Eastley Employment Agreement"), effective  in accordance with the schedule for salary effectiveness which follows, this amended the terms of the initial Employment Agreement between Mr. Eastley and the Company that became effective on July 1, 2014.

The salary is $100,000 per annum, an annual car allowance of $9,000,  plus being able to participate in the benefits program made generally available to the Company Employees and Executives.

Schedule for Salary Effectiveness in accordance with the amendment

Cumulative Funds Raised (1)		Effective Monthly Salary %

1.)	$100,000	10.00%

2.)	$175,000	15.00%

3.)	$250,000	25.00%

4.)	$375,000	37.50%

5.)	$500,000	50.00%

6.)	$750,000	62.50%

7.)	$1,000,000	75.00%

8.)	$1,250,000	87.50%

9.)	$1,500,000	100.00%

(1) Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.
(2) Termination as a result of change in control then Mr. Eastley shall be entitled to an amount equal to (12) months compensation plus one additional month for each full year of service.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Exercisable options (#) (b)	Number of Securities Underlying Un-exercisable Options (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares of Units of Stock that Have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (j)
Paul Ramsay	40,000	80,000	80,000	$1.73	Note 1	Nil	N/A	Nil	N/A
Richard Rusiniak	40,000	80,000	80,000	$1.73	Note 1	Nil	N/A	Nil	N/A
Ross Eastley	26,666	53,333	53,333	$1.73	Note 1	Nil	N/A	Nil	N/A

(1) If the Optionee’s employment with the company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates.   The Option that has not become exercisable of Optionee’s employment with the Company shall be revoked.

Options Grants in the Fiscal Year Ended March 31, 2015

There were no stock options exercised during the fiscal year ended March 31, 2015 and the stock options granted and held by our executive officers at the end of the fiscal year ended March 31, 2015 is in accordance with the following table.

EXECUTIVE OFFICERS COMPENSATION

Name	Fees Earned Or Paid in Cash ($)	Stock Award ($)	Option Award ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Paul Ramsay	Nil	Nil	$142,200	(1)	Nil	Nil	Nil	$142,200
Richard Rusiniak	Nil	Nil	$142,200	(1)	Nil	Nil	Nil	$142,200
Ross Eastley	Nil	Nil	$94,800	(2)	Nil	Nil	Nil	$94,800

(1) Pursuant to a Stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 120,000 stock options to Mr. Paul Ramsay and Mr. Rusiniak as Executive Officers of the Company.   The allocation was approved by the Board on December 11, 2014 at an exercise price of $1.73.   The options vest as to one third on the date of grant and one-third vesting on December 11, 2015 and one-third vesting on December 11, 2016. If the Optionee’s employment with the company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates. The Option that has not become exercisable of Optionee’s employment with the Company shall be revoked.

(2) Pursuant to a Stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 80,000 stock options to Mr. Eastley as an Executive Officer of the Company. The allocation was approved by the Board on December 11, 2014 at an exercise price of $1.73. The options vest as to one third on the date of grant and one-third vesting on December 11, 2015 and one third vesting on December 11, 2016. If the Optionee’s employment with the company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates. The Option that has not become exercisable of Optionee’s employment with the Company shall be revoked.

Aggregated Options Exercised in the Fiscal Year Ended March 31, 2015 and Year End Option Values

There were no stock options exercised during the fiscal year ended March 31, 2015 and the stock options granted and held by our directors at the end of the fiscal year ended March 31, 2015 is in accordance with the following table.

DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash ($)	Stock Award ($)	Option Award ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Blair Mullin	Nil	Nil	$35,550	(1)	Nil	Nil	Nil	$35,550
Cameron McDonald	Nil	Nil	$35,550	(1)	Nil	Nil	Nil	$35,550

(1) Pursuant to a Stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 30,000 stock options to Mr. Blair Mullin and Mr. Cameron McDonald as Directors of the Company.   The allocation was approved by the Board on December 11, 2014 at an exercise price of $1.73.   The options vest as to one quarter on the date of grant and one quarter vesting at 90 days, 180 days and 270 days from the grant date, the expiry date for the options is five years from the date of the grant.

Re-pricing of Options/SARS

We did not re-price any options previously granted to our executive officers during the fiscal year ended March 31, 2015.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the fiscal year ended March 31, 2015, we did not pay any compensation other than the grant of stock options to our directors as disclosed herein.

NON-MANAGEMENT DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash ($)	Stock Award ($)	Option Award ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Blair Mullin	Nil	Nil	$35,550	(1)	Nil	Nil	Nil	$35,550
Cameron McDonald	Nil	Nil	$35,550	(1)	Nil	Nil	Nil	$35,550

(1) Pursuant to a Stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 30,000 stock options to Blair Mullin and Cameron McDonald as Directors of the Company.   The allocation was approved by the Board on December 11, 2014 at an exercise price of $1.73.   The options vest as to one quarter on the date of grant and one quarter vesting at 90 days, 180 days and 270 days from the grant date, the expiry date for the options is five years from the date of the grant.

Subsequent to the fiscal year ended March 31, 2015, the Board on December 31, 2015 approved a grant of 30,000 options to each of Messrs. Mullin and McDonald at an exercise price of $2.43.   The options vest as to one quarter on the date of grant and one quarter vesting at 90 days, 180 days and 270 days from the grant date, the expiry date for the options is five years from the date of the grant.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Potential Payments Upon Termination or Change-in-Control

On April 23, 2014, the Company entered into employment agreements with three officers of the Company effective July 1, 2014.  The initial contracts contain minimum aggregate commitments of approximately $427,000 per year for three years and additional contingent payments of up to approximately $600,000 in aggregate upon the occurrence of a change of control.  As a triggering event has not taken place, the contingent payments have not been reflected in these financial statements.   If employment is terminated by the Company other than upon a change of control or for just cause, the officers will be entitled to an amount equal to twelve months compensation including benefits, which shall be increased by one month for each full year of service completed.  The employment agreements were amended whereby any salary from the commencement of the employment agreements has been waived until such a time when the Company is able to raise additional financing.  Salaries will be earned based upon the Company’s success in raising future capital in accordance with the following schedule:

Cumulative Funds Raised (1)		Effective Monthly Salary %

1.)	$100,000	10.00%

2.)	$175,000	15.00%

3.)	$250,000	25.00%

4.)	$375,000	37.50%

5.)	$500,000	50.00%

6.)	$750,000	62.50%

7.)	$1,000,000	75.00%

8.)	$1,250,000	87.50%

9.)	$1,500,000	100.00%

(1) Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our Common Shares, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

As at December 31, 2015, the Company had received cumulative working capital advances in the amount of $380,670  from two shareholders who are also officers and directors of the Company.  These advances are unsecured, non-interest bearing and payable upon demand.

On March 11, 2014, and as amended on July 18, September 3, 2014 and again on September 5, 2014, the Company entered into a consulting agreement with Connectus, Inc. to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014.  The Company and Connectus have extended the contract until December 31, 2016.   Pursuant to this agreement, the Company agreed to issue to this consulting corporation (the “Consultant”), 625,000 warrants of the Company.  Each warrant is exercisable at US$0.04 ($0.051) per share for a period of three years.  Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each US$250,000 ($317,075) raised in an offering, fully vesting upon US$1,500,000 ($1,902,450) being raised.   As of December 31, 2015 230,500 of the vested warrants have been exercised.  During the year ended March 31, 2015, the President of the Consultant became a director of the Company.  The fair value of the 625,000 warrants at the date of grant of $500,000 was estimated using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 159%; risk free interest rate of 1.25%; and expected term of 3 years.   In connection with the extension of the consulting agreement, the Company issued to Connectus 93,000 restricted Common Shares.

Included in accounts payable and accrued liabilities as at December 31, 2015 is $52,030 owing to two directors who are also officers and significant shareholders of the Company for unpaid management fees.  This balance is unsecured, non-interest bearing and due on demand.

Amounts receivable from a shareholder as at December 31, 2015 of $30,902 is owing from a shareholder, who is also a director and officer of the Company for funds advanced under the employment agreement (See Note 10 December 31, 2015) .   The amount receivable is unsecured, non-interest bearing and repayable upon demand.

Management fees and consulting fees in the amount of $363,750 were waived by the officers of the Company during the year ended March 31, 2015.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a Code of Business Ethics and Conduct and we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Corporate Governance

We currently act with five directors, consisting of Paul Ramsay, Richard Rusiniak, Ross Eastley and Blair Mullin who are not independent, and Cameron McDonald who is independent.

We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Committees of the Board

The Board has constituted an Audit Committee consisting of two non-management directors. The full Board currently conducts the duties of the Compensation Committee and the Nominating Committee.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table shows the fees paid or accrued by us for the audit and other services provided by McGovern, Hurley, Cunningham LLP for the fiscal periods shown.

	Fiscal Year Ended March 31, 2015	Fiscal Year Ended March 31, 2014
Audit Fees	$41,000	$0
Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$18,500	$0
Total	$59,500	$0

Audit fees

Audit fees consist of fees recorded for professional services rendered for the audit of the Company’s financial statements and services that are normally provided in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not under “Audit Fees”.

Tax Fees

The Company does not engage its principal accountant to assist with the preparation or review of the Company’s annual tax filings.

All other Fees

All other fees consist of fees recorded for professional services rendered for the Form S-1.

The Audit Committee has been recently constituted and will pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.  The Board pre-approved 100% of the audit, audit-related and tax services performed by the independent registered public accounting firm for the fiscal year ended March 31, 2015.  The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employee was 0%.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity. The CBCA also provides that the Registrant may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding.

However, indemnification is prohibited under the CBCA unless:

●	the individual acted honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and
●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s Bylaws require it to indemnify each current or former director or officer or other individual who acts or acted at the Registrant’s request as a director or officer or in a similar capacity of the Registrant or another entity at the Registrant’s request. The Registrant will indemnify such individual against all costs, charges and expenses reasonably incurred in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of his or her association with the Registrant or such other entity. However, the Registrant shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to the Registrant’s, or other such entity’s, best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful. The by-laws also require the Registrant to advance moneys to such individuals for the costs, charges and expenses of such proceedings, provided that the individual agrees in advance, in writing, to repay the moneys if the conditions above are not satisfied.

The Registrant’s Bylaws authorize it to purchase and maintain insurance for the benefit of each of its current or former directors or officers and each person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of the Registrant or another entity. The Registrant has not purchased director and officer liability insurance, but intends to do so when funds permit.

The Registrant included in the Employment Agreement of some of its officers (who also serve as Directors) an indemnification clause which provides, among other things, that the Registrant will indemnify such officers to the fullest extent permitted by law from and against all losses that the officer may reasonably suffer, sustain or incur, including in a civil, criminal or administrative proceeding, by reason of such individual being or having been a director or officer, provided that the Registrant shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to the Registrant’s best interests.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

FINANCIAL  STATEMENTS

Our audited financial statements as of and for the fiscal years ended March 31, 2015 and 2014, and unaudited financial statements as of and for the six month periods ended September 30, 2015 and 2014, are included herewith.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)

We have audited the accompanying balance sheets of Algae Dynamics Corp. as of March 31, 2015 and 2014, and the related statements of operations and comprehensive loss, stockholders’ (deficiency), and cash flows for each of the years in the two year period ended March 31, 2015. Algae Dynamics Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Algae Dynamics Corp. as of March 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two year period ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s operating losses, negative working capital, and an accumulated deficit raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

McGOVERN, HURLEY, CUNNINGHAM, LLP Chartered Accountants Licensed Public Accountants

Toronto, Canada
June 16, 2015

ALGAE DYNAMICS CORP. (Formerly Converted Carbon Technologies Corp.)
Balance Sheets
(Stated in Canadian Dollars)

	As at March 31,	As at March 31,
	2015	2014

ASSETS

Current Assets
Cash	$3,084	$64,674
Prepaid expenses	5,519	12,124
Amounts receivable from shareholder (Note 10)	29,967	-
Amounts receivable	10,046	7,875
Total Current Assets	48,616	84,673

Equipment and leasehold improvements (Note 4)	77,500	33,318

Intangible assets (Note 5)	15,970	7,141

Total Assets	$142,086	$125,132

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities (Note 10)	$161,877	$87,530
Advances from shareholders (Note 6)	367,267	431,406
Warrant liability (Note 7b)	364,878	-
Total Current Liabilities	894,022	518,936

STOCKHOLDERS' (DEFICIENCY)

Common stock (Note 7a), $Nil par value, unlimited amount authorized, 9,256,410 issued and outstanding as of March 31, 2015, (2014 - 8,606,250)	542,323	100
Additional paid in capital (Note 7c)	324,916	-
Warrants (Note 7b)	190,198	-
Equity to be issued (Note 7a)	-	328,180
Accumulated deficit	(1,809,373)	(722,084)
Total Stockholders' (Deficiency)	(751,936)	(393,804)

Total Liabilities and Stockholders' (Deficiency)	$142,086	$125,132

Going Concern (Note 1)
Commitments and Contingencies (Note 9)

These financial statements are approved by the Directors:

Director	Director

The accompanying notes are an integral part of these financial statements

ALGAE DYNAMICS CORP. (Formerly Converted Carbon Technologies Corp.)
Statements of Operations and Comprehensive Loss
(Stated in Canadian Dollars)

	For the	For the
	Year Ended	Year Ended
	March 31,	March 31,
	2015	2014

OPERATING EXPENSES
Amortization expense (Note 4)	$20,338	$6,737
Business development	25,145	14,575
Management and contract fees	-	120,000
Occupancy costs	41,470	14,836
Office and general	18,915	7,218
Professional fees (Note 7b)	582,564	49,987
Research and development	46,228	3,006
Stock based compensation (Note 7c)	324,916	-
Telephone and internet services	14,802	9,195
Travel	12,911	7,402
Total Operating Expenses	1,087,289	232,956

Net Loss and Comprehensive Loss for the Year	$1,087,289	$232,956

Net loss per common share -
basic and diluted	$0.12	$0.03

Weighted average common shares
outstanding - basic and diluted	9,238,710	8,668,418

The accompanying notes are an integral part of these financial statements

ALGAE DYNAMICS CORP. (Formerly Converted Carbon Technologies Corp.)
Statements of Stockholders' Equity (Deficiency)
(Stated in Canadian Dollars)

	Common	Common		Additional
	Shares	Shares		Paid in	Equity to	Accumulated	Stockholders'
	Number	Amount	Warrants	Capital	be Issued	Deficit	(Deficency)

March 31, 2013	8,606,250	$100	$-	$-	$-	$(489,128)	$(489,028)

Unit subscriptions	-	-	-	-	328,180	-	328,180
received
Net loss and
comprehensive loss
for the year	-	-	-	-	-	(232,956)	(232,956)
March 31, 2014	8,606,250	$100	$-	$-	$328,180	$(722,084)	$(393,804)
Unit subscriptions
issued (Note 7a)	625,160	689,116	-	-	(328,180)	-	360,936
Units issued (Note 7a)			-	-	-	-	-
Valuation of
warrants (Note 7b)	-	(171,308)	171,308	-	-	-	-
Warrants granted	-
for sevices (Note 7b)		-	19,290	-	-	-	19,290
Unit issue costs	-	(1,100)	(400)	-	-	-	(1,500)
Warrants exercised	25,000	1,113	-	-	-	-	1,113
Warrant liability
valuation transferred
on exercise	-	32,675	-	-	-	-	32,675
Stock options (Note 7c)	-	-	-	324,916	-	-	324,916
Valuation of warrants
classified as warrant
liabilities	-	(8,273)	-	-	-	-	(8,273)
Net loss and
comprehensive loss
for the year	-	-	-	-	-	(1,087,289)	(1,087,289)
March 31, 2015	9,256,410	$542,323	$190,198	$324,916	$-	$(1,809,373)	$(751,936)

The accompanying notes are an integral part of these financial statements

ALGAE DYNAMICS CORP. (Formerly Converted Carbon Technologies Corp.)
Statements of Cash Flows
(Stated in Canadian Dollars)

	Year Ended	Year Ended
	March 31,	March 31,
	2015	2014

Operating activities

Net loss for the year	$(1,087,289)	$(232,956)
Items not affecting cash
Amortization	20,338	6,737
Stock based compensation (Notes 7b and 7c)	733,486	-
Units issued in settlement of debt (Note 7a)	11,256	-

Change in non-cash operating assets and liabilities
Prepaid expenses	6,605	(12,124)
Accounts receivable	(10,820)	(4,262)
Accounts payable	74,347	35,500
Net cash flows used in operating activities	(252,077)	(207,105)

Financing activities
Advances from shareholders	(94,107)	5,833
Unit subscriptions received	349,680	303,180
Unit issue costs	(1,500)	-
Warrants exercised	1,113	-
Net cash flows from financing activities	255,186	309,013

Investing activities
Investment in equipment and leasehold improvements	(55,870)	(40,055)
Investment in patents	(8,829)	(1,180)
Net cash flows used in investing activities	(64,699)	(41,235)

Net change in cash	(61,590)	60,673
Cash position - beginning of year	64,674	4,001

Cash position - end of year	$3,084	$64,674

The accompanying notes are an integral part of these financial statements

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

1.)	Nature of the Business and Going Concern

Algae Dynamics Corp. (the “Company”) was incorporated under the Canada Business Corporations Act on October 7, 2008 as Converted Carbon of Canada Corp.  On November 19, 2010, the Company amended its Articles of Incorporation to change its name to Converted Carbon Technologies Corp. and a further amendment was approved by the shareholders on August 28, 2014 to change the name to Algae Dynamics Corp.

The Company is a nutrient ingredient company and has developed a scalable Pure-BioSilo™ for sanitary cultivation of microalgae targeted to the functional food and beverage additives and supplement markets.  The Company’s planned principal operations are the design, engineering and manufacturing of a proprietary algae cultivation system for the high volume production of pure contaminant-free algae biomass.  The Company is currently conducting research and development activities to operationalize certain technology currently in the allowed patent application stage, so it can produce pure contaminate-free algae biomass.

During the year ended March 31, 2014, the Company secured a research facility in Mississauga, Ontario, which houses all of its employees and research and development activities.  The Company is also in the process of raising additional equity capital to support the completion of its development activities to begin production of pure contaminate-free algae biomass as soon as possible.

The Company filed a Form S-1 registration Statement with the U.S Securities and Exchange Commission (SEC) as an initial registration of common shares.  The registration was declared effective by the SEC on November 21, 2014.

The Company’s activities are subject to significant risks and uncertainties, including failing to obtain patents and failing to secure additional funding to operationalize the Company’s current technology before another company develops similar technology.

These financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  The Company is in the development stage and has not yet realized profitable operations and has relied on non-operational sources to fund operations.  The Company has suffered recurring losses and additional future losses are anticipated as the Company has not yet been able to generate revenue.  In addition, as of March 31, 2015, the Company has a working capital deficiency of $845,406 (2014 - $434,263) and an accumulated deficit of $1,809,373 (2014 - $722,084).  The Company’s ability to continue as a going concern is dependent on successfully executing its business plan, which includes the raising of additional funds.  The Company will continue to seek additional forms of debt or equity financing, but it cannot provide assurances that it will be successful in doing so.  These circumstances raise substantial doubt as to the ability of the Company to meet its obligations as they come due and accordingly, the appropriateness of the use of accounting principles applicable to a going concern.   The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  Such adjustments could be material.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014
2.) Presentation of Financial Statements

Basis of Presentation

The financial statements have been prepared in accordance with U.S Generally Accepted Accounting Principles (“US GAAP”).  All adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as of March 31, 2015 have been included.

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with US GAAP and the Company’s functional and reporting currency is the Canadian dollar.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10 “ASU 2014-10” to eliminate certain financial reporting requirements for development stage entities.  The amendments in ASU 2014-10 remove the incremental financial reporting requirements from US GAAP for development stage entities, including the presentation of inception-to-date information in the statements of income, cash flows and shareholder equity, and disclosure of the financial statements as those of a development stage entity.  The Company has chosen to early adopt these amendments effective for its fiscal year ended March 31, 2013 and onwards.

Use of Estimates and Assumptions

The preparation of the financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.   Actual amounts could materially differ from these estimates.  The significant areas requiring the use of management estimates are related to the valuation of deferred taxes, stock based compensation, warrants, and intangible assets.  Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ materially from those estimates.

3.)	Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with an original maturity of three months or less.   As at March 31, 2015 and March 31, 2014 there were no cash equivalents.

Prepaid Expenses

Prepaid expenses consist of services paid, for which the Company has not yet received the benefit.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

3.)	Summary of Significant Accounting Policies (continued)

Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at cost less accumulated amortization and accumulated impairment losses.  Cost includes expenditures that are directly attributable to the acquisition of the asset.  Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably.  The carrying amount of an asset is derecognized when replaced.

Repairs and maintenance costs are charged to the statements of operations, during the year in which they are incurred.

Amortization is provided for over the estimated useful life of the asset as follows:

Computer equipment                                                                30% on a declining balance
Production equipment                                                              20% on a declining balance

Leasehold improvements are amortized over the term of the lease or useful life of the improvements, whichever is shorter, which is currently 5 years.

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period.  An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.  The cost and accumulated amortization of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Intangible Assets

Intangible assets are comprised of patents.  Patents represent capitalized legal costs incurred in connection with applications for patents.  In-process patents are not amortized.  All patents subject to amortization are amortized on a straight line basis over an estimated useful life.  The Company regularly evaluates patents and patent applications for impairment or abandonment, at which point the Company charges the remaining net book value to expenses.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable.  An impairment loss, measured as the amount by which the carrying amount exceeds the fair value, is recognized if the carrying amount exceeds estimated undiscounted future cash flows.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

3.)	Summary of Significant Accounting Policies (continued)

Research and Development

Research and development costs include costs directly attributable to the conduct of research and development programs, including the cost of consulting fees, materials, supplies, and the maintenance of research equipment.  All costs associated with research and development are expensed as incurred.  The approved refundable portion of tax credits are netted against the related expenses.  Non-refundable investment tax credits are recorded in the period when reasonable assurance exists that the Company has complied with the terms and conditions required for approval of the tax credit and it is more likely than not that the Company will realize the benefits of these tax credits against the deferred taxes.  Refundable investment tax credits are recorded in the period when reasonable assurance exists that the Company has complied with the terms and conditions required for approval of the tax credit and it is more likely than not that the Company will collect it.

Stock-based Compensation

The Company uses the fair value based method of accounting for all its stock-based compensation in accordance with FASB Accounting Standards Codification ("ASC") ASC 718 “Compensation – Stock Compensation”. The estimated fair value of the options and warrants that are ultimately expected to vest based on performance related conditions, as well as the options and warrants that are expected to vest based on future service, is recorded over the instrument’s requisite service period and charged to stock-based compensation.  In determining the amount of options and warrants that are expected to vest, the Company takes into account, voluntary termination behavior as well as trends of actual option and warrant forfeitures. Stock options and warrants which are indexed to a factor which is not a market, performance or service condition, in addition to the Company’s share price, are classified as liabilities and re-measured at each reporting date based on the Black-Scholes option pricing model with a charge to operations, until the date of settlement.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes.   Under the liability method, deferred tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply when the asset is realized or the liability is settled.   The effect of a change in income tax rates on deferred tax liabilities and assets is recognized in income in the period in which the change occurs.  Deferred tax assets are recognized to the extent that they are considered more likely than not to be realized.

FASB issued ASC 740-10 “Accounting for Uncertainty in Income Taxes”.  ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  The implementation of this standard had no impact on the Company’s financial statements.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

3.)	Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurement” defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.   Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.   The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level  1  – unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 – inputs other than quoted prices that are observable for the asset or liability or indirectly; and
Level  3  – inputs that are not based on observable market data.

The carrying amounts of the Company’s financial instruments including cash, amounts receivable, accounts payable and accrued liabilities and advances from shareholders approximate their fair values due to their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks from these financial instruments.

The Company’s equity-linked financial instruments reflected as warrant liability on the balance sheet represent financial liabilities classified as Level 3 as per ASU 2009-05. As required by the guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The fair value of the warrant liability which is not traded in an active market has been determined using the Black-Scholes option pricing model based on assumptions that are not supported by observable market conditions.

Loss per Share

Basic loss per share is calculated by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during the year.  Diluted loss per share is calculated using the treasury stock method and reflects the potential dilution of securities by including warrants and contingently issuable shares, if any, in the weighted average number of common shares outstanding for a year, if dilutive.  In a loss year, dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive.  Accordingly, for the years ended March 31, 2015 and 2014, the basic loss per share was equal to diluted loss per share as there were no dilutive securities.

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances.   The net loss is equivalent to the comprehensive loss for the periods presented.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

3.)	Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11 “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists”. The objective of ASU No. 2013-11 is to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net loss carryforward, similar tax loss, or tax credit carryforward exists. The amendments in this standard are effective prospectively for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU No. 2013-11 did not have a material impact on the Company’s Financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.)	Equipment and Leasehold Improvements

		March 31, 2015		March 31, 2014
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
Computer equipment	$3,558	$1,459	$1,865	$560
Production equipment	67,367	17,831	27,236	5,447
Leasehold improvements	33,649	7,784	10,954	730
Total	$104,574	$27,074	$40,055	$6,737

Net carrying amount		$77,500		$33,318

During the year ended March 31, 2015, the Company recorded total amortization of $20,338 (2014 - $6,737) which was recorded to amortization expense on the statements of operations.

5.)	Intangible Assets

The Company has patents and patents pending with a cost of $15,970 as at March  31, 2015 (2014 - $7,141) that are not currently being amortized and accordingly, the Company did not record amortization expense relating to its intangible assets for the years ended March 31, 2015 and 2014.

6.)	Advances from Shareholders

As at March 31, 2015, the Company had received cumulative working capital advances in the amount of $367,267 (2014 - $431,406) from two shareholders who are also officers and directors of the Company.   These advances are unsecured, non-interest bearing and payable upon demand.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

7.)	Capital Stock

(a) Common Shares

Authorized

The Company is authorized to issue an unlimited number of common shares with no par value.

Issued and Outstanding

On June 6, 2014, the Company closed a private placement for gross proceeds of $647,860 of which $328,180 was received as at March 31, 2014 and reflected as equity to be issued.  Pursuant to the private placement, the Company issued 556,118 units at $1.12 per unit for gross proceeds of $622,860 and 44,642 units at $0.56 per unit for gross proceeds of $25,000, with each unit comprised of one common share and one-half of one (1/2) common share purchase warrant.  Each whole warrant is exercisable at $1.68 per share within the first twelve months of the close of the private placement and $2.24 per share for the second twelve month period to expiration.  Immediate family members of management subscribed for 57,000 units for gross proceeds of $63,840 pursuant to this private placement.

On October 22, 2014, a consultant was issued 6,700 units in settlement of a debt owed in the amount of USD$10,050 ($11,256), each unit comprised of one common share and one-half of one (1/2) common share purchase warrant.  Each whole warrant is exercisable at USD$1.50 ($1.90) per share within twenty-four months of the date of issuance.

On November 24, 2014, the Company closed a further private placement for gross proceeds of $30,000.  Pursuant to the private placement, the Company issued 17,700 units at USD$1.50 ($1.695) per unit for gross proceeds of $30,000, each unit comprising one common share and one-half of one (1/2) common share purchase warrant.  Each whole warrant is exercisable at USD$2.00 ($2.54) per share until November 30, 2016.

Additionally, on November 22, 2014, 25,000 common share purchase warrants were exercised at USD$0.04 ($0.046) per warrant for total cash proceeds of USD$1,000 ($1,113).

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

7.) Capital Stock (continued)

(b) Warrants

As at March 31, 2015, the following warrants were outstanding:

Expiry Date	Number of Warrants	Number of Warrants Exercisable	Weighted Average Exercise Price	Grant Date Fair Value Equity	Fair Value at March 31, 2015 of Vested Warrants - Liability
June 6, 2016	300,383	300,383	$1.68 *	$170,908	$-
June 7, 2016	5,000	5,000	$1.12	3,180	-
June 6, 2017	22,500	22,500	$1.12	16,110	-
April 1, 2017	600,000	275,000	USD $0.04	-	356,675
			$(0.051)
October 22, 2016	3,350	3,350	USD $1.50	-	1,990
			$(1.90)
November 30, 2016	8,850	8,850	USD $2.00	-	6,213
			$(2.54)
	940,083	615,083	$0.63	$190,198	$364,878

*Exercisable at $1.68 during the first year and at $2.24 during the second year.

i)
In connection with a private placement offering completed during the year ended March 31, 2015, the Company granted an aggregate of 300,383 share purchase warrants each exercisable into one common share at $1.68 during the first year and at $2.24 during the second year.  The fair value of the warrants at the date of grant of $171,308 was estimated using the Black-Scholes option pricing model, based on the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 173%; risk free interest rate of 1.06%; and expected term of 2 years.

ii)	In connection with a second private placement offering completed during the year ended March 31, 2015, the Company granted an aggregate of 8,850 share purchase warrants each exercisable into one common share at USD$2.00 ($2.54) until November 30, 2016. The fair value of the warrants at the date of grant of $6,213 was estimated using the Black-Scholes option pricing model, based on the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 124%; risk free interest rate of 1.02%; and expected term of 2 years.

iii)
During the year ended March 31, 2015, the Company also issued 27,500 warrants to consultants of the Company valued at $19,290 of which 22,500 warrants were granted to an officer of the Company for consulting services.  The compensation expense has been included in professional fees on the statements of operations.  Each warrant entitles the holder to purchase one common share at an exercise price of $1.12 for a period ranging from 2.15 to 3 years after the date of issuance.  The fair value of the warrants at the date of grant of $19,290 was estimated using the Black-Scholes option pricing model, based on the following weighted average assumptions:  expected dividend yield of 0%; risk free interest rate of 1.14%; expected volatility of 182%; and expected term of 2.85 years.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014
7.) Capital Stock (continued)

(b) Warrants (continued)

iv)
In connection with a consulting agreement (see Note 9), the Company granted 625,000 common share purchase warrants with each warrant entitling the grantee to acquire one common share in the capital of the Company at an exercise price of USD$0.04 ($0.051) at any time prior to April 1, 2017.  Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($317,075) raised in an offering, fully vesting upon USD$1,500,000 ($1,902,450) being raised.  The fair value of the 625,000 warrants at the date of grant of $500,000 was estimated using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 159%; risk free interest rate of 1.25%; and expected term of 3 years.

For the year ended March 31, 2015, the Company recorded $240,000, (2014 - $Nil ) as compensation expense for warrants issued to a consultant for service, plus a market adjustment for the year ended March 31, 2015 of $149,350 (2014 - $Nil). This expense was recorded as professional fees on the statements of operations and comprehensive loss. The Company also recorded $2,060 as the grant date fair value of warrants issued in settlement of debt and $6,213 as the grant date fair value of warrants issued as part of an issuance of units, net of a market adjustment for the year ended March 31, 2015 of $70. This was recorded to professional fees on the statements of operations and comprehensive loss.

v)
In connection with the unit issuance completed October 22, 2014 in settlement of debt, the Company granted 3,350 share purchase warrants exercisable into one common share at USD$1.50 ($1.90) per share for a period of 2 years from the date of issuance.  The fair value of the warrants at the date of grant of $2,060 was estimated using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 123%; risk free interest rate of 0.99%; and expected term of 2 years.

ASC 815 "Derivatives and Hedging" indicates that warrants with exercise prices denominated in a currency other than an entity's functional currency should not be classified as equity. As a result, warrants with a USD exercise price have been treated as derivatives and recorded as liabilities carried at their fair value, with period-to-period changes in the fair value recorded as a gain or loss in the statements of operations and comprehensive loss.

As at March 31, 2015, the fair value of the 612,200 warrants exercisable in USD, remaining after the exercise of 25,000 warrants, was $786,403 which was estimated using the Black-Scholes option pricing model based on the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 118%; risk-free interest rate of 0.52% and expected term of 2 years.  Of this amount, $364,878 was reflected as a liability as at March 31, 2015, representing the percentage of the fair value of the warrants that is equal to the percentage of the requisite service that has been rendered at March 31, 2015.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

7.)	Capital Stock (continued)

(b) Warrants (continued)

The warrant liability is classified as Level 3 within the fair value hierarchy (See Note 11).  The Company’s computation of expected volatility during the year ended March 31, 2015 is based on the market close price of comparable public entities over the period equal to the expected life of the warrants.  The Company’s computation of expected life is calculated using the contractual life.

(c) Stock-based compensation

The Company’s stock-based compensation program (the "Plan") includes stock options in which some options vest based on continuous service.  For those equity awards that vest based on continuous service, compensation expense is recorded over the service period from the date of grant

During the year ended March 31, 2015, 505,000 options were granted to officers, employees and consultants of the Company (2014 - $Nil). The exercise price of these options is $1.73.  Of this grant, 420,000 options vest as to one-third on the date of grant and one-third vesting on each of the first anniversary and the second anniversary of the grant date; 60,000 options vest as to one quarter on the date of grant and one quarter vesting at 90 days, 180 days and 270 days from the grant date; and 25,000 options vested immediately.  Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate (based on historical experience and projected employee turnover) to unvested awards for the purpose of calculating compensation expense.  The grant date fair value of these options was estimated as $1.18 using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 144%; expected risk free interest rate of 1.39%; and expected term of 5 years.

The total number of options outstanding as at March 31, 2015 was 505,000 (2014 – nil). The weighted average grant date fair value of options granted during the year ended March 31, 2015 was $1.18 (2014 - $Nil).  The maximum number of options that may be issued under the Plan is floating at an amount equivalent to 15% of the issued and outstanding common shares, or 1,388,461 as at March 31, 2015 (2014 – n/a).

The Company’s computation of expected volatility during the year ended March 31, 2015 is based on the market close price of comparable public entities over the period equal to the expected life of the warrants.  The Company’s computation of expected life is calculated using the contractual life.

For the year ended March 31, 2015, the Company recorded $324,916 (2014 - $nil) as Additional Paid in Capital for options issued to directors, officers and consultants based on continuous service.  This expense was recorded as stock based compensation on the statements of operations and comprehensive loss.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

7.) Capital Stock (continued)

(c) Stock-based compensation

The activities in options outstanding are as noted below:

	Number of Options Granted	Weighted Average Exercise Price
Balance, March 31, 2013 and 2014	-	-
Granted	505,000	1.73
Balance, March 31, 2015	505,000	$1.73

The following table presents information relating to stock options outstanding and exercisable at March 31, 2015.

Options Outstanding			Options Exercisable
Exercise Price	Number of Shares	Weighted Average Remaining Contractual Life (Years)	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$1.73	505,000	4.70	195,000	$1.73	4.70

8.)	Income Taxes

The following table reconciles the income tax benefit at the Canadian statutory rate to income tax benefit at the Company’s effective tax rates.

	2015	2014
Loss before income taxes	$(1,087,289)	$(232,956)
Statutory tax rate	26.5%	26.5%
Expected income tax (recovery)	$(288,000)	$(62,000)
Non-deductible items	197,000	1,000
Change in valuation allowance	91,000	61,000
Total income taxes (recovery)	$-	$-

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014
8.) Income Taxes (continued)

Deferred taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities and their respective tax bases for financial reporting purposes.   Deferred tax assets as at March 31, 2015 and 2014 are comprised of the following:

	2015	2014
Net operating loss carry forwards	$242,000	$187,000
Equipment and leasehold improvements	30,000	-
Valuation allowance	(272,000)	(187,000)
Net deferred tax asset	$-	$-

The Company has net operating loss carry forwards of approximately $913,000 (2014 - $706,000) which may be carried forward to apply against future year income for Canadian income tax purposes, subject to final determination by taxing authorities, expiring in the following years:

Expiry
2029	$65,000
2030	83,000
2031	28,000
2032	81,000
2033	91,000
2034	242,000
2035	323,000
Total	$913,000

The deferred tax assets have not been recognized because at this stage of the Company’s development, it is not determined that future taxable profits will be available against which the Company can utilize such deferred tax assets.  Tax years 2009 through 2015 remain open to examination by the taxing jurisdictions to which the Company is subject.  The Company has not been notified by any taxing jurisdictions of any proposed or planned examination.  The Company has non-refundable tax credits as at March 31, 2015 of $5,449 (2014 - $5,449) which expire in the year 2031.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

9.)	Commitments and Contingencies

The Company entered into a five (5) year operating lease for office and production facilities.  The lease commenced on December 1, 2013 and expires on November 30, 2018.  The base monthly rental is $1,362 plus the Company’s estimated portion of property taxes and operating expenses which are currently $804 per month.  The future commitments pursuant to this lease arrangement, including property taxes and operating expenses for the fiscal periods ending March 31 are:

2016	$25,732
2017	25,732
2018	26,064
2019	17,376

For the year ended March 31, 2015, rental expenses related to this lease were $25,732 (2014 – $6,427).

On March 11, 2014, and as amended on July 18, September 3, 2014 and again on September 5, 2014, the Company entered into a consulting agreement with Connectus, Inc. to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014.  The Company and Connectus, Inc. intend to extend the contract until all efforts to complete the capital raise have been completed.  Pursuant to this agreement, the Company agreed to issue to this consulting corporation (the “Consultant”), 625,000 warrants of the Company.  Each warrant is exercisable at USD$0.04 ($0.051) per share for a period of three years.  Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($317,075) raised in an offering, fully vesting upon USD$1,500,000 ($1,902,450) being raised.  On November 21, 2014, 25,000 of the vested warrantswere exercised.  During the year ended March 31, 2015, the President of the Consultant became a director of the Company.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

9.) Commitments and Contingencies (continued)

On April 23, 2014, the Company entered into employment agreements with three officers of the Company effective July 1, 2014.  The initial contracts contain minimum aggregate commitments of approximately $427,000 per year for three years and additional contingent payments of up to approximately $600,000 in aggregate upon the occurrence of a change of control.  As a triggering event has not taken place, the contingent payments have not been reflected in these financial statements.   If employment is terminated by the Company other than upon a change of control or for just cause, the officers will be entitled to an amount equal to twelve months compensation including benefits, which shall be increased by one month for each full year of service completed.  The employment agreements were amended whereby any salary from the commencement of the employment agreements has been waived until such a time when the Company is able to raise additional financing.  Salaries will be earned based upon the Company’s success in raising future capital in accordance with the following schedule:

Cumulative Funds Raised1	Effective Monthly Salary %
$100,000	10.0%
$175,000	15.0%
$250,000	25.0%
$375,000	37.5%
$500,000	50.0%
$750,000	62.5%
$1,000,000	75.0%
$1,250,000	87.5%
$1,500,000	100.0%

1 Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.

10.) Related Party Transactions

Included in accounts payable and accrued liabilities as at March 31, 2015 is $52,030 (2014 - $64,030) owing to two directors who are also officers and significant shareholders of the Company for unpaid management fees.  This balance is unsecured, non-interest bearing and due on demand.

Amounts receivable from shareholder as at March 31, 2015 of $29,967 (2014 - $Nil) is owing from a shareholder, who is also a director and officer of the Company for funds advanced under the employment agreement (See Note 9).  The amount receivable is unsecured, non-interest bearing and repayable upon demand.

Management fees and consulting fees in the amount of $363,750 were waived by the officers of the Company during the year ended March 31, 2015. See also Notes 6, 7a, 7c and 9.

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014
11.)  Financial Instruments

(a)  Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s liquidity and operating results may be adversely affected if its access to the capital market is hindered, whether as a result of a downturn in stock market conditions generally or matters specific to the Company. The Company generates cash flow primarily from its financing activities and advances from shareholders. As at March 31, 2015, the Company had cash of $3,084 (2014 - $64,674) to settle current liabilities of $894,022 (2014 - $518,936). All of the Company's financial liabilities other than the warrant liability of $364,878 have contractual maturities of less than 30 days and are subject to normal trade terms. The Company regularly evaluates its cash position to ensure preservation and security of capital as well as liquidity.

In the normal course of business, management considers various alternatives to ensure that the Company can meet some of its operating cash flow requirements through financing activities, such as private placements of common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. Management may also consider strategic alternatives, including strategic investments and divestitures. As future operations may be financed out of funds generated from financing activities, the ability to do so is dependent on, among other factors, the overall state of capital markets and investor appetite for investments in the green technology industry and the Company’s securities in particular. Should the Company elect to satisfy its cash commitments through the issuance of securities, by way of either private placement or public offering or otherwise, there can be no assurance that the efforts to obtain such additional funding will be successful, or achieved on terms favorable to the Company or its existing shareholders. If adequate funds are not available on favorable terms, the Company may have to reduce substantially or eliminate expenditures or obtain funds through other sources such as divestiture or monetization of certain assets or sublicensing (where permitted) of certain rights to certain of the Company’s technologies or products.

(b)	Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Cash deposits with a major Canadian chartered bank are insured by the Canadian Deposit Insurance Corporation up to $100,000.  As at March 31, 2015, the Company held $3,084 (2014 - $64,674) with a major Canadian chartered bank.

(c)	Foreign exchange risk

The Company principally operates within Canada.  The Company’s functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars.  Management believes the foreign exchange risk derived from currency conversions is negligible and therefore does not hedge its foreign exchange risk.  See also Note 11 (e).

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

11.) Financial Instruments (continued)

(d)	Interest rate risk

The Company does not have any interest-bearing debt. The Company invests any cash surplus to its operational needs in investment-grade short-term deposit certificates issued by highly rated Canadian banks. The Company periodically assesses the quality of its investments and is satisfied with the credit rating of the bank.

 (e)  Derivative liability – warrant liability

In connection with a consulting agreement, the Company granted warrants to purchase up to 625,000 common shares of the Company as disclosed in Note 7(b).  The warrants have an exercise price of USD$0.04 ($0.051).  The warrants are exercisable at any time prior to April 1, 2017.  The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other than the Company’s functional currency.

In connection with the settlement of a vendor’s account, the Company granted warrants to purchase up to 3,350 common shares of the Company as disclosed in Note 7(b).  The warrants have an exercise price of USD$1.50 ($1.90).   The warrants are exercisable at any time prior to October 22, 2016.  The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other than the Company’s functional currency.

In connection with a private placement, the Company granted warrants to purchase up to 8,850 common shares of the Company as disclosed in Note 7(b).  The warrants have an exercise price of USD$2.00 ($2.54).  The warrants are exercisable at any time prior to November 30, 2016.  The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other that the Company’s functional currency.

The table below summarizes the fair value of the Company’s financial liabilities measured at fair value:

	Fair Value at
	March 31,	Fair Value Measurement Using
	2015	Level 1	Level 2	Level 3
Derivative liability – Warrants	$364,878	$-	$-	$364,878

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to Financial Statements
(Stated in Canadian Dollars)
March 31, 2015 and 2014

11.)                  Financial Instruments (continued)

(e)  Derivative liability – warrant liability (continued)

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities (warrant derivative liability) for the years March 31, 2015 and March 31, 2014:

	March 31,	March 31,
	2015	2014
Balance at beginning of year	$-	$-
Additions to derivative instruments, recognized in earnings as professional fees (Note 7(b)(iv))	240,000	-
Additions to derivative instruments as a result of issuance in settlement of debt (Note 7(b)(v))	2,060	-
Additions to derivative instruments as a result of issuance of units (Note 7(b)(ii))	6,213	-
Derivative instruments exercised	(32,675)	-
Change in fair market value, recognized in operations as professional fees	149,280	-
Balance at end of year	$364,878	-

These instruments were valued using pricing models that incorporate the price of a share of common stock (based upon the price of the most recent private placement), expected volatility, risk free rate, expected dividend rate and expected estimated life.  The Company estimated the value of the warrants using the Black-Scholes model.  There were no transfers of assets or liabilities between Level 1, Level 2, or Level 3 during the years ended March 31, 2015 and 2014.

The following are the key weighted average assumptions used in connection with the estimation of fair value as at March 31, 2015:

March 31,
2015
Number of shares underlying the warrants	612,200
Fair market value of the stock	$1.34
Exercise price	USD$0.076 ($0.097)
Expected volatility	118%
Risk-free interest rate	0.52%
Expected dividend yield	0%
Expected warrant life (years)	2.00

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)

ALGAE DYNAMICS CORP. (Formerly Converted Carbon Technologies Corp.)
Condensed Interim Balance Sheets
(Stated in Canadian Dollars)
(Unaudited)	As at September 30,	As at March 31,
	2015	2015

ASSETS

Current Assets
Cash	$3,598	$3,084
Prepaid expenses	71,499	5,519
Amounts receivable from shareholder (Note 11)	30,902	29,967
Amounts receivable	5,221	10,046
Total Current Assets	111,220	48,616

Equipment and leasehold improvements (Note 3)	68,623	77,500

Intangible assets (Note 4)	15,970	15,970

Total Assets	$195,813	$142,086

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities (Note 11)	$200,628	$161,877
Advances from shareholders (Note 5)	380,670	367,267
Term loan (Note 6)	30,000	-
Convertible Note (Note 7)	8,184	-
Warrant liability (Note 8b)	348,665	364,878
Total Current Liabilities	968,147	894,022

STOCKHOLDERS' (DEFICIENCY)

Common stock (Note 8a), $Nil par value, unlimited amount
authorized, 9,318,910 issued and outstanding
as of September 30, 2015, (March 31, 2015 - 9,256,410)	626,327	542,323
Additional paid in capital (Note 8c)	532,954	324,916
Warrants (Note 8b)	190,198	190,198
Accumulated deficit	(2,121,813)	(1,809,373)
Total Stockholders' (Deficiency)	(772,334)	(751,936)

Total Liabilities and Stockholders' (Deficiency)	$195,813	$142,086

Going Concern (Note 1)
Commitments and Contingencies (Note 10)

These condensed Interim Financial Statements are approved by the Directors:

Director	Director

The accompanying notes are an integral part of these condensed interim financial statements

F-1

ALGAE DYNAMICS CORP. (Formerly Converted Carbon Technologies Corp.)
Condensed Interim Statements of Operations and Comprehensive Loss
(Stated in Canadian Dollars)
(Unaudited)

	For the	For the	For the	For the
	Three Month	Three Month	Six Month	Six Month
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

OPERATING EXPENSES
Accretion expense (Note 7)	$2,076	$-	$2,076	$-
Amortization expense (Note 3)	4,440	4,840	8,878	8,676
Business development	4,960	10,711	7,665	15,813
Foreign Exchange loss	1,046	-	1,046	-
Interest	3,185	-	5,016	-
Management and contract fees	-	90,875	-	119,875
Occupancy costs	8,105	10,784	15,949	21,484
Office and general	1,793	10,226	2,461	15,783
Professional fees (Note 8b)	57,912	160,411	70,901	355,967
Research and development	993	8,331	1,797	14,538
Stock based compensation (Note 8c)	112,976	-	188,026	-
Telephone and internet services	3,444	3,359	6,801	6,324
Travel	6,028	1,653	9,039	8,138
Total Operating Expenses	206,958	301,190	319,655	566,598

Operating Loss	206,958	301,190	319,655	566,598
Deferred income tax recovery	(7,215)	-	(7,215)	-
Net Loss and Comprehensive Loss for the Period	$199,743	$301,190	$312,440	$566,598

Net loss per common share -
basic and diluted	$0.02	$0.03	$0.03	$0.06
Weighted average common shares
outstanding - basic and diluted	9,279,779	9,207,010	9,268,568	8,899,320

The accompanying notes are an integral part of these condensed interim financial statements

F-2

ALGAE DYNAMICS CORP. (Formerly Converted Carbon Technologies Corp.)
Condensed Interim Statements of Stockholders' Equity (Deficiency)
(Stated in Canadian Dollars)
(Unaudited)

	Common	Common		Additional
	Shares	Shares		Paid in	Accumulated	Stockholders'
	Number	Amount	Warrants	Capital	Deficit	(Deficency)

March 31, 2015	9,256,410	$542,323	$190,198	$324,916	$(1,809,373)	$(751,936)

Warrants exercised	12,500	596	-	-	-	596
Warrant liability
valuation transferred
on exercise	-	16,213	-	-	-	16,213
Stock options (Note 8c)	-	-	-	188,026	-	188,026
Shares issued (Note 12)	50,000	67,195	-	-	-	67,195
Conversion feature of
convertible note, net of
deferred income taxes
of $7,216 (Note 7)	-	-	-	20,012	-	20,012
Net loss and
comprehensive loss
for the period	-	-	-	-	(312,440)	(312,440)
September 30, 2015	9,318,910	$626,327	$190,198	$532,954	$(2,121,813)	$(772,334)

The accompanying notes are an integral part of these condensed interim financial statements

F-3

ALGAE DYNAMICS CORP. (Formerly Converted Carbon Technologies Corp.)
Condensed Statements of Cash Flows
(Stated in Canadian Dollars)
(Unaudited)

	For the	For the
	Six Month	Six Month
	Period Ended	Period Ended
	September 30,	September 30,
	2015	2014

Operating activities

Net loss for the period	$(312,440)	$(566,598)
Items not affecting cash
Amortization	8,878	8,676
Stock based compensation (Notes 8b and 8c)	188,026	256,590
Deferred income tax recovery	(7,215)	-
Accretion expense	2,076	-
Unrealized foreign exchange loss	1,046	-

Change in non-cash operating assets and liabilities
Prepaid expenses	1,215	7,173
Accounts receivable	4,825	(17,249)
Accounts payable	38,751	47,451
Net cash flows used in operating activities	(74,838)	(263,957)

Financing activities
Advances from shareholders	12,468	(6,469)
Term loan	30,000	-
Convertible Note	32,288	-
Unit subscriptions received	-	319,680
Unit issue costs	-	(1,500)
Warrants exercised	596	-
Net cash flows from financing activities	75,352	311,711

Investing activities
Investment in equipment and leasehold improvements	-	(50,322)
Investment in patents	-	(5,893)
Net cash flows used in investing activities	-	(56,215)

Net change in cash	514	(8,461)
Cash position - beginning of period	3,084	64,674

Cash position - end of period	$3,598	$56,213

The accompanying notes are an integral part of these condensed interim financial statements

F-4

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

1.)	Nature of the Business and Going Concern

Algae Dynamics Corp. (the “Company”) was incorporated under the Canada Business Corporations Act on October 7, 2008 as Converted Carbon of Canada Corp.  On November 19, 2010, the Company amended its Articles of Incorporation to change its name to Converted Carbon Technologies Corp. and a further amendment was approved by the shareholders on August 28, 2014 to change the name to Algae Dynamics Corp.

The Company is a nutrient ingredient company and has developed a scalable Pure-BioSilo™ for sanitary cultivation of microalgae targeted to the functional food and beverage additives and supplement markets.  The Company’s planned principal operations are the design, engineering and manufacturing of a proprietary algae cultivation system for the high volume production of pure contaminant-free algae biomass.  The Company is currently conducting research and development activities to operationalize certain patented technology  so it can produce pure contaminate-free algae biomass.

During the year ended March 31, 2014, the Company secured a research facility in Mississauga, Ontario, which houses all of its employees and research and development activities.  The Company is also in the process of raising additional equity capital to support the completion of its development activities to begin production of pure contaminate-free algae biomass as soon as possible.

The Company filed a Form S-1 registration Statement with the U.S Securities and Exchange Commission (SEC) as an initial registration of common shares.  The registration was declared effective by the SEC on November 21, 2014.  In addition, the Company had an application for a trading symbol cleared by FINRA as “ADYNF” on July 17, 2015.

The Company’s activities are subject to significant risks and uncertainties, including failing to obtain patents and failing to secure additional funding to operationalize the Company’s current technology before another company develops similar technology.

These condensed interim financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  The Company is in the development stage and has not yet realized profitable operations and has relied on non-operational sources to fund operations.  The Company has suffered recurring losses and additional future losses are anticipated as the Company has not yet been able to generate revenue.  In addition, as of September 30, 2015, the Company has a working capital deficiency of $856,927 (March 31, 2015 - $845,406) and an accumulated deficit of $2,121,813 (March 31, 2015 - $1,809,373).  The Company’s ability to continue as a going concern is dependent on successfully executing its business plan, which includes the raising of additional funds.  The Company will continue to seek additional forms of debt or equity financing, but it cannot provide assurances that it will be successful in doing so.  These circumstances raise substantial doubt as to the ability of the Company to meet its obligations as they come due and accordingly, the appropriateness of the use of accounting principles applicable to a going concern.   The accompanying condensed interim financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  Such adjustments could be material.

F-5

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

2.)   Presentation of Financial Statements

Basis of Presentation

These unaudited condensed interim financial statements should be read in conjunction with the financial statements for the Company’s most recently completed fiscal year ended March 31, 2015. These condensed interim financial statements do not include all disclosures required in annual financial statements, but rather are prepared in accordance with recommendations for interim financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). These unaudited condensed interim financial statements have been prepared using the same accounting policies, and methods as those used by the Company in the annual audited financial statements for the year ended March 31, 2015, except when disclosed below.

The unaudited condensed interim financial statements contain all adjustments (consisting of only normal recurring adjustments) which are necessary to present fairly the financial position of the Company as at September 30, 2015, and the results of its operations for the three and six month periods ended September 30, 2015 and 2014 and its cash flows for the six month periods ended September 30, 2015 and 2014. Note disclosures have been presented for material updates to the information previously reported in the annual audited financial statements.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10 “ASU 2014-10” to eliminate certain financial reporting requirements for development stage entities.  The amendments in ASU 2014-10 remove the incremental financial reporting requirements from US GAAP for development stage entities, including the presentation of inception-to-date information in the statements of income, cash flows and shareholder equity, and disclosure of the financial statements as those of a development stage entity.  The Company has chosen to early adopt these amendments effective for its fiscal year ended March 31, 2013 and onwards.

Estimates

The preparation of these condensed interim financial statements has required management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period.

On an ongoing basis, the Company evaluates its estimates, including those related to provision for doubtful accounts, accrued liabilities, and contingencies and the valuation of income taxes, stock based compensation, warrants, convertible debt and intangible assets. The Company bases its estimates on historical experiences and on various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates. As adjustments become necessary, they are reported in earnings in the period in which they become known.

F-6

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014
3.)	Equipment and Leasehold Improvements

	September 30, 2015		March 31, 2015
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
Computer equipment	$3,558	$1,774	$3,558	$1,459
Production equipment	67,367	22,784	67,367	17,831
Leasehold improvements	33,649	11,393	33,649	7,784
Total	$104,574	$35,951	$104,574	$27,074

Net carrying amount		$68,623		$77,500

During the six month periods ended September 30, 2015, the Company recorded total amortization of $8,878 (2014 - $8,676) which was recorded to amortization expense on the statements of operations.

4.)	Intangible Assets

The Company has patents and patents pending with a cost of $15,970 as at September 30, 2015 (March 31, 2015 - $15,970) that are not currently being amortized and accordingly, the Company did not record amortization expense relating to its intangible assets for the six month periods ended September 30, 2015 and 2014.

5.)	Advances from Shareholders

As at September 30, 2015, the Company had received cumulative working capital advances in the amount of $380,670 (March 31, 2015 - $367,267) from two shareholders who are also officers and directors of the Company.   These advances are unsecured, non-interest bearing and payable upon demand.

6.)	Term Loan

On May 6, 2015, the Company agreed to a one year term loan (maturing May 5, 2016).   The loan bears interest at 12% per annum paid quarterly.   The loan is secured by 40,000 common shares of the Company personally held and  equally pledged by two of the founding shareholders.  The face value of the loan is $33,000.  The carrying value of the loan was recorded net of $3,000 of transaction costs.   The resulting fair value is accreted to face value through the recording of accretion expense until maturity using the effective interest rate of 21%.

7.)	Convertible Note

On September 2, 2015, the Company entered into a convertible note with a principal amount of USD$25,000 ($32,288).   The convertible note matures on September 1, 2016 and accrues interest at the rate of 12% per annum.   The convertible note is convertible at any time after six months, in whole or in part, at the Holder’s option into common shares of the Company’s capital stock at a variable conversion price equal to a 45% discount from the lowest trading price in the twenty (20) trading days prior to the day that the holder's requests conversion.  The beneficial conversion feature was recognized separately at

F-7

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

7.)	Convertible Note (continued)

issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital in accordance with ASC 470-20.  The intrinsic value at issuance was $27,227.

The issuance of convertible debt with a beneficial conversion feature results in a tax basis difference.  The recognition of deferred taxes for the temporary difference of the convertible debt with a beneficial conversion feature is recorded as an adjustment to additional paid-in capital.  A deferred income tax liability of $7,215 was recognized upon the issuance of the convertible note.

The discount to the carrying value fo the convertible note is being amortized as a non-cash interest expense over the term of the convertible note using the effective interest rate method, at a rate of 93%.  During the three and six months periods ended September 30, 2015, the Company accreted $2,076 and $2,076, respectively (2014 - $Nil and $Nil, respectively) in non-cash accretion expense in connection with the convertible note, which is included in accretion expense on the condensed interim statements of operations and comprehensive loss.

8.) Capital Stock

(a) Common Shares

Authorized

The Company is authorized to issue an unlimited number of common shares with no par value.

Issued and Outstanding

On June 25, 2015, 12,500 common shares purchase warrants were exercised at USD$0.04 ($0.048) per warrant for total cash proceeds of USD$500 ($596).

Equity Purchase Agreement

On September 10, 2015 the Company entered into an equity purchase agreement (the “EPA”). The holder of the EPA is committed to purchase up to USD$750,000 worth of the Company’s common shares (the “Put Shares”) over the 12 month term of the EPA.  The Company paid to the holder of the EPA a commitment fee for entering into the EPA equal to 50,000 restricted common shares of the Company, valued at $67,195, based on the stock price in the most recent private placement.

From time to time over the EPA, commencing on the trading day immediately following the date on which the registration statement covering the resale of the Put Shares (the “Registration Statement”) is declared effective by the Securities and Exchange Commission (the ”Commission”), the Company may, in its sole discretion, draw upon the EPA periodically during the term by the Company’s delivery to the holder of the EPA a written notice requiring the holder to purchase a dollar amount in common shares (the “Draw Down Notice”).   The shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by the Holder on the date of the draw Down may not exceed the lessor of (i) 4.99% of the Company’s outstanding common shares, (ii) USD$62,500 in any 30 days period or (iii) 100% of the aggregate trading volume for the 10 trading days immediately preceding the date of the Draw down Notice without the prior written consent of the holder.  The purchase price per common share purchased

F-8

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

8.)  Capital Stock (continued)

(a) Common Shares (continued)

Equity Purchase Agreement (continued)

under the EPA shall equal 65% of the lowest closing bid for the 10 days immediately preceding the date of the Draw Down Notice.  The Registration Statement was filed with the Commission on October 1, 2015 and to-date it has not been declared effective by the Commission.

(b) Warrants

Expiry Date	Number of Warrants	Grant Date Average Exercise Price	Weighted Average Exercise Equity	Grant Date Fair Value Equity	Fair Value at September 30, 2015 of Vested Warrents - Liability
June 6, 2016	300,383	300,383	$2.24 *	$170,908	$-
June 7, 2016	5,000	5,000	$1.12	3,180	-
June 6, 2017	22,500	22,500	$1.12	16,110	-
April 1, 2017	587,500	262,500	USD $0.04	-	340,462
			$(0.054)
October 22, 2016	3,350	3,350	USD $1.50	-	1,990
			$(2.01)
November 30, 2016	8,850	8,850	USD $2.00	-	6,213
			$(2.68)

	927,583	$602,583	0.83	$190,198	$348,665

*Exercisable at $1.68 during the first year and at $2.24 during the second year.

i)
In connection with a consulting agreement (see Note 10), the Company granted 625,000 common share purchase warrants with each warrant entitling the grantee to acquire one common share in the capital of the Company at an exercise price of USD$0.04 ($0.054) at any time prior to April 1, 2017.  Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($334,850) raised in an offering, fully vesting upon USD$1,500,000 ($2,009,100) being raised.  The fair value of the 625,000 warrants at the date of grant of $500,000 was estimated using the Black-Scholes option pricing model, based on the following assumptions: expected dividend yield of 0%; expected volatility of 159%; risk free interest rate of 1.25%; and expected term of 3 years.

For the three and six month periods ended September 30, 2015, the Company recorded $Nil and $Nil, respectively, (2014 - $98,119 and $237,300, respectively) as compensation expense for warrants issued to a consultant for service, net of a market adjustment for the three and six month periods ended September 30, 2015 of $Nil and $Nil, respectively (2014 - $2,526 and $2,700, respectively). This expense was recorded as professional fees on the statements of operations and comprehensive loss.

F-9

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

8.) Capital Stock (continued)

(b) Warrants (continued)

ASC 815 "Derivatives and Hedging" indicates that warrants with exercise prices denominated in a currency other than an entity's functional currency should not be classified as equity. As a result, warrants with a USD exercise price have been treated as derivatives and recorded as liabilities carried at their fair value, with period-to-period changes in the fair value recorded as a gain or loss in the statements of operations and comprehensive loss.

As at September 30, 2015, the fair value of the 599,700 warrants exercisable in USD, was $770,191 which was estimated using the Black-Scholes option pricing model based on the following weighted average assumptions: expected dividend yield of 0%; expected volatility of 140%; risk-free interest rate of 0.62% and expected term of 1.49 years.  Of this amount, $348,665 was reflected as a liability as at September  30, 2015, representing the percentage of the fair value of the warrants that is equal to the percentage of the requisite service that has been rendered at September 30, 2015.

The warrant liability is classified as Level 3 within the fair value hierarchy (See Note 12).  The Company’s computation of expected volatility during the period ended September 30, 2015 is based on the market close price of comparable public entities over the period equal to the expected life of the warrants.  The Company’s computation of expected life is calculated using the contractual life.

(c) Stock-based compensation

The Company’s stock-based compensation program (the "Plan") includes stock options in which some options vest based on continuous service.  For those equity awards that vest based on continuous service, compensation expense is recorded over the service period from the date of grant.

The total number of options outstanding as at September 30, 2015 was 505,000 (March 31, 2015 – 505,000). The weighted average grant date fair value of options granted during the period ended September 30, 2015 was $n/a (2014 - $Nil).  The maximum number of options that may be issued under the Plan is floating at an amount equivalent to 15% of the issued and outstanding common shares, or 1,397,836 as at September 30, 2015 (March 31, 2015 – 1,388,461).

The Company’s computation of expected volatility during the period ended September 30, 2015 is based on the market close price of comparable public entities over the period equal to the expected life of the warrants.  The Company’s computation of expected life is calculated using the contractual life.

For the three and six month periods ended September 30, 2015, the Company recorded $112,976 and $188,026, respectively (2014 - $nil and $nil, respectively) as Additional Paid in Capital for options issued to directors, officers and consultants based on continuous service.  This expense was recorded as stock based compensation on the statements of operations and comprehensive loss.

F-10

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

8.)  Capital Stock (continued)

(c) Stock-based compensation (continued)

The activities in options outstanding are as noted below:

	Number of Options Granted	Weighted Average Exercise Price
Balance, March 31, 2015	505,000	$1.73
Granted	-	-
Balance, September 30, 2015	505,000	$1.73

The following table presents information relating to stock options outstanding and exercisable at September 30, 2015.

Options Outstanding			Options Exercisable
Exercise Price	Number of Shares	Weighted Average Remaining Contractual Life (Years)	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$1.73	505,000	4.2	291,667	$1.73	4.2

9.) Income Taxes

The Company has no taxable income under Canadian Federal and Provincial tax laws for the six month periods ended September 30, 2015 and 2014.  The Company has non-capital loss carryforwards at September 30, 2015 totalling approximately $1,009,000, which may be offset against future taxable income.  If not used, the loss carryforwards will expire between 2029 and 2036.

F-11

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

10.) Commitments and Contingencies

The Company entered into a five (5) year operating lease for office and production facilities.  The lease commenced on December 1, 2013 and expires on November 30, 2018.  The base monthly rental is $1,362 plus the Company’s estimated portion of property taxes and operating expenses which are currently $804 per month.  The future commitments pursuant to this lease arrangement, including property taxes and operating expenses for the fiscal periods ending March 31 are:

2016 (remaining)	$12,997
2017	25,994
2018	26,328
2019	17,552

For the year three and six month periods ended September 30, 2015, rental expenses related to this lease were $6,498 and $12,999 (2014 – $6,433 and $12,866).

On March 11, 2014, and as amended on July 18, September 3, 2014 and again on September 5, 2014, the Company entered into a consulting agreement with Connectus, Inc. to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014.  The Company and Connectus, Inc. intend to extend the contract until all efforts to complete the capital raise have been completed.  Pursuant to this agreement, the Company agreed to issue to this consulting corporation (the “Consultant”), 625,000 warrants of the Company.  Each warrant is exercisable at USD$0.04 ($0.054) per share for a period of three years.  Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($334,850) raised in an offering, fully vesting upon USD$1,500,000 ($2,009,100) being raised.  On November 21, 2014, 25,000 of the vested warrants were exercised.  On June 25, 2015, 12,500 of the vested warrants were exercised.  During the year ended March 31, 2015, the President of the Consultant became a director of the Company.

F-12

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

10.) Commitments and Contingencies (continued)

On April 23, 2014, the Company entered into employment agreements with three officers of the Company effective July 1, 2014.  The initial contracts contain minimum aggregate commitments of approximately $427,000 per year for three years and additional contingent payments of up to approximately $600,000 in aggregate upon the occurrence of a change of control.  As a triggering event has not taken place, the contingent payments have not been reflected in these financial statements.   If employment is terminated by the Company other than upon a change of control or for just cause, the officers will be entitled to an amount equal to twelve months compensation including benefits, which shall be increased by one month for each full year of service completed.  The employment agreements were amended whereby any salary from the commencement of the employment agreements has been waived until such a time when the Company is able to raise additional financing.  Salaries will be earned based upon the Company’s success in raising future capital in accordance with the following schedule:

Cumulative Funds Raised1	Effective Monthly Salary %
$100,000	10.0%

$175,000	15.0%

$250,000	25.0%

$375,000	37.5%

$500,000	50.0%

$750,000	62.5%

$1,000,000	75.0%

$1,250,000	87.5%

$1,500,000	100.0%

1 Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.

11.) Related Party Transactions

Included in accounts payable and accrued liabilities as at September 30, 2015 is $52,030 (March 31, 2015 - $52,030) owing to two directors who are also officers and significant shareholders of the Company for unpaid management fees.  This balance is unsecured, non-interest bearing and due on demand.

Amounts receivable from shareholder as at September 30, 2015 of $30,902 (March 31, 2015 - $29,967) is owing from a shareholder, who is also a director and officer of the Company for funds advanced under the employment agreement (See Note 10).  The amount receivable is unsecured, non-interest bearing and repayable upon demand.

F-13

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

12.)  Financial Instruments

(a)    Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s liquidity and operating results may be adversely affected if its access to the capital market is hindered, whether as a result of a downturn in stock market conditions generally or matters specific to the Company. The Company generates cash flow primarily from its financing activities and advances from shareholders. As at September 30, 2015, the Company had cash of $3,598 (March 31, 2015 - $3,084) to settle current liabilities of $968,147 (March 31, 2015 - $894,022).  All of the Company's financial liabilities other than the warrant liability of $348,665, the Term Loan of 30,000 and the Convertible Note of USD$25,000 ($33,485) have contractual maturities of less than 30 days and are subject to normal trade terms. The Company regularly evaluates its cash position to ensure preservation and security of capital as well as liquidity.

In the normal course of business, management considers various alternatives to ensure that the Company can meet some of its operating cash flow requirements through financing activities, such as private placements of common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities. Management may also consider strategic alternatives, including strategic investments and divestitures. As future operations may be financed out of funds generated from financing activities, the ability to do so is dependent on, among other factors, the overall state of capital markets and investor appetite for investments in the green technology industry and the Company’s securities in particular. Should the Company elect to satisfy its cash commitments through the issuance of securities, by way of either private placement or public offering or otherwise, there can be no assurance that the efforts to obtain such additional funding will be successful, or achieved on terms favorable to the Company or its existing shareholders. If adequate funds are not available on favorable terms, the Company may have to reduce substantially or eliminate expenditures or obtain funds through other sources such as divestiture or monetization of certain assets or sublicensing (where permitted) of certain rights to certain of the Company’s technologies or products.

(b)	Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Cash deposits with a major Canadian chartered bank are insured by the Canadian Deposit Insurance Corporation up to $100,000.  As at September 30, 2015, the Company held $3,598 (March 31, 2015 - $3,084) with a major Canadian chartered bank.

(c)	Foreign exchange risk

The Company principally operates within Canada.  The Company’s functional currency is the Canadian dollar and major purchases are transacted in Canadian dollars.  Management believes the foreign exchange risk derived from currency conversions is negligible and therefore does not hedge its foreign exchange risk.  See also Note 12 (e).

F-14

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

12.) Financial Instruments (continued)

(d)	Interest rate risk

The Company does not have any non-fixed interest-bearing debt. The Company invests any cash surplus to its operational needs in investment-grade short-term deposit certificates issued by highly rated Canadian banks. The Company periodically assesses the quality of its investments and is satisfied with the credit rating of the bank.

 (e)  Derivative liability – warrant liability

In connection with a consulting agreement, the Company granted warrants to purchase up to 625,000 common shares of the Company as disclosed in Note 8(b).  The warrants have an exercise price of USD$0.04 ($0.054).  The warrants are exercisable at any time prior to April 1, 2017.  The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other than the Company’s functional currency.

In connection with the settlement of a vendor’s account, the Company granted warrants to purchase up to 3,350 common shares of the Company.  The warrants have an exercise price of USD$1.50 ($2.04).   The warrants are exercisable at any time prior to October 22, 2016.  The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other than the Company’s functional currency.

In connection with a private placement, the Company granted warrants to purchase up to 8,850 common shares of the Company.  The warrants have an exercise price of USD$2.00 ($2.68).  The warrants are exercisable at any time prior to November 30, 2016.  The warrants are accounted for as derivative liabilities because the exercise price is denominated in a currency other that the Company’s functional currency.

The table below summarizes the fair value of the Company’s financial liabilities measured at fair value:

	Fair Value at September 30,	Fair Value Measurement Using
	2015	Level 1	Level 2	Level 3
Derivative liability – Warrants	$348,665	$-	$-	$348,665

F-15

Algae Dynamics Corp. (Formerly Converted Carbon Technologies Corp.)
Notes to the Condensed Interim Financial Statements
(Stated in Canadian Dollars)
(unaudited)
September 30, 2015 and 2014

12.) Financial Instruments (continued)

(e)  Derivative liability – warrant liability (continued)

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities (warrant derivative liability) for the periods ended September 30, 2015 and March 31, 2015:

	September 30, 2015	March 31, 2015
Balance at beginning of period	$364,878	$-

Additions to derivative instruments, recognized in earnings as professional fees	-	240,000
Additions to derivative instruments as a result of issuance in settlement of debt	-	2,060
Additions to derivative instrumentsas a result of issuance of units	-	6,213
Derivative instruments exercised	(16,213)	(32,675)
Change in fair market value, recognized in operations as professional fees	-	149,280

Balance at end of period	$348,665	$364,878

These instruments were valued using pricing models that incorporate the price of a share of common stock (based upon the price of the most recent private placement), expected volatility, risk free rate, expected dividend rate and expected estimated life.  The Company estimated the value of the warrants using the Black-Scholes model.  There were no transfers of assets or liabilities between Level 1, Level 2, or Level 3 during the periods ended September 30, 2015 and March 31, 2015.

The following are the key weighted average assumptions used in connection with the estimation of fair value as at September 30, 2015:

September 30, 2015
Number of shares underlying the warrants	599,700
Fair market value of the stock	$1.34
Exercise price	USD$0.076 ($0.1032)
Expected volatility	140%
Risk-free interest rate	0.62%
Expected dividend yield	0%
Expected warrant life (years)	1.49

13.) Subequent Event

On October 21st the Company engaged Steven Wildstein as a consultant to assist in strategic business planning, and investor and public relations services.  The agreement shall continue until the 20th of April 2016. The Company may opt-out of this agreement after three months.  For the first month of the agreement, the Company shall cause on of its investors to transfer warrants to the consultant to purchase 12,500 common shares exercisable until March 31, 2017 with an exercise price of $0.04 per share.  For months 2 through 6 of the agreement, the consultant shall be entitled to compensation for services to be provided fixed at $3,000 and 10,000 restricted shares per month.

F-16

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as   follows:

SEC Registration Fee	$ US483.52
Printing Expenses	US$5,000
Accounting Fees and Expenses
Legal Fees and Expenses	US$10,000
Blue Sky Fees/Expenses	---
Transfer Agent Fees	---
TOTAL	$15,483.52

Item 14. Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 11.02 of the Company's Bylaws, filed as Exhibit 3.2 to the Registration Statement.
2.	In the Employment Agreement of some of the officers (who also serve as Directors).

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they have acted honestly and in good faith with a view to the Company's best interests.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this Registration Statement, the Registrant has sold the following securities that were  not registered under the Securities Act of 1933, as amended (the “Securities Act”), as  follows:

The Company entered into an advisory agreement with Connectus Inc. dated as of March 11, 2014 in connection with development of the Company’s business plan and financial strategies for the Company. As consideration for the advisory agreement, the Company issued to Connectus 625,000 (postsplit) threeyear warrants of the Company (the “Advisory Warrants”) exercisable at US$0.04 per common share. Of the Advisory Warrants, 300,000 vested over time and have fully vested and the balance vest onesixth for each $250,000 raised in the Company’s initial offering of securities registered under the Securities Act with all warrant shares vesting upon the Company having raised $1,500,000. The issuance of the Advisory Warrants was exempt from registration under Section 4(2) of the Securities Act. Of these warrants, 37,500 were exercised gross proceeds of $1,500.

In June 2014, the Company issued an aggregate of 2,403,071 Common Shares and 1,201,536 warrants to purchase Common Shares for gross cash proceeds of $647,860 in a private placement to accredited investors which was exempt from registration under the Securities Act pursuant to Regulation S or Regulation D under the Securities Act and/or Section 4(2) thereof. The offering consisted of units, with each unit consisting of one common share and one common share purchase warrant. One whole         warrant is exercisable into one common share at $1.68 within twelve months or $2.24 prior to twenty four months. No brokerage commissions were paid in connection with the issuance of such shares or warrants.

On October 22, 2014 the Company issued 6,700 Common Shares and 3,350 common share purchase warrants to Joseph P. Galda  in connection with the cancellation of US $10,050 of legal fees. The common share purchase warrants are exercisable for two years at an exercise price of U.S. $1.50 per share. The issuance was exempt from registration under Section 4(2) of the Securities Act.

In November 2014, the Company initiated a further private placement of units at US$1.50 per unit, each unit comprising one common share and one-half of one (1/2) common share purchase warrant.   Each whole warrant will be exercisable at US$2.00 per share for a period of twenty-four months.  The Company raised US$26,550 ($30,000) in subscription proceeds.

On September 2, 2015 (the "Note Closing Date"), the Company entered into a securities purchase agreement dated as of the Note Closing Date (the "Purchase Agreement") with RY Capital, LLC (“RY”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, RY shall purchase from the Company on the Closing Date a senior convertible note with a principal amount of $25,000 (the "Convertible Note") for a purchase price of $25,000. Pursuant to the Purchase Agreement, on the Note Closing Date, the Company issued the Convertible Note to RY. The Convertible Note matures on September 1, 2016 and accrues interest at the rate of 12% per annum. The Convertible Note is convertible at any time, in whole or in part, at RY's option into Common Shares of the Company's capital stock at a variable conversion price equal to a 45% discount from the lowest trading price in the twenty (20) trading days prior to the day that RY requests conversion. At no time will RY be entitled to convert any portion of the Convertible Note to the extent that after such conversion, RY (together with its affiliates) would beneficially own more than 9.99% of the outstanding Common Shares. The issuance of the Convertible Note, and the Common Shares, if any, upon conversion of the Convertible Note, are exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act ("Regulation  D"). The Company made this determination based on the representations of RY that RY is an "accredited investor" within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

On September 10, 2015, the Company entered into an equity purchase agreement (the "EPA") with RY.  The EPA provides that, upon the terms and subject  to the  conditions  set forth  therein,  RY is  committed  to purchase up to  US$750,000  (the "Total  Commitment") worth of the Company's Common Shares (the “Put Shares”) over the 12-month term (the “Term”) of the EPA. From time to time over the term of the EPA, commencing on the trading day immediately following the date on which the registration statement covering the resale of the Put Shares (the “Registration Statement”)  is declared  effective,  as  further  discussed  below,  the  Company  may,  in its  sole discretion,  draw upon the EPA periodically during the Term (a “Draw Down”) by the Company’s delivery to RY of a written notice (a “Draw Down Notice”) requiring RY to purchase a dollar amount in Common Shares (a “Draw Down Amount”).  In no event may the shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by the Purchaser on the date of the Draw Down, exceed the lesser of (i) 4.99% of the Company’s outstanding Common Shares, (ii) US$62,500 dollars in any 30 days period or (iii) 100% of the aggregate trading volume for the 10 trading days immediately preceding the date of the Draw Down Notice without the prior written consent of RY.  The purchase price per common share purchased under the EPA shall equal 65% of the lowest closing bid for the 10 days immediately preceding the date of the Draw Down Notice (the “Purchase Price”).  The Company paid to RY a commitment fee for entering into the Purchase Agreement equal to 50,000 restricted Common Shares of the Company

The issuance of the Commitment Shares and the sale of the Common Shares to RY under the EPA are exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Company made this determination based on the representations of RY that RY is an "accredited investor" within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

On December 31, 2015, the Company issued an aggregate of   72,465 Common Shares  to two accredited investors  in exchange for the cancellation of  $176,090 of indebtedness, including interest thereon.  Also, on December 31, 2015 the Company issued  20,468 Common Shares to an accredited investor for US$35,000.  These issuances were exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Company made this determination based on the representations of the investors were "accredited investors" within the meaning of Rule 501 of Regulation D and had access to information about the Company and its investment.

Item 16. Exhibits.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation SK.  Exhibits:

Exhibit No.	Description
3.1(a)	Articles of Incorporation (incorporated by reference from Exhibit 3.1(a) to our Registration Statement on Form S-1 filed on November 19, 2014).
3.1(b)	Articles of Amendment to Change the Corporation Name (incorporated by reference from Exhibit 3.1(b) to our Registration Statement on Form S-1 filed on November 19, 2014).
3.1(c)
Articles of Amendment to Eliminate Share Transfer Restrictions and effect Reverse Stock Split (incorporated by reference to Exhibit 3.1(c) from our Registration Statement on Form S-1 filed on November 19, 2014).

4.1	Bylaws (incorporated by reference from Exhibit 3.2 to our Registration Statement on Form S-1 filed on November 19, 2014).
4.2	Specimen Stock certificate (incorporated by reference from Exhibit 4.1 to our Registration Statement on Form S-1 filed on November 19, 2014).
4.3	Convertible Promissory Note dated September 2, 2015 issued to RY Capital Group, LLC. (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed on September 9, 2015).
5	Opinion of Peterson Law Professional Corporation
10.1	Employment Agreement with Richard Rusiniak (incorporated by reference from Exhibit 10.1 to our Registration Statement on Form S-1 filed on November 19, 2014).
10.2	Employment agreement with Paul Ramsay (incorporated by reference from Exhibit 10.2 to our Registration Statement on Form S-1 filed on November 19, 2014).
10.3	Employment Agreement with Ross Eastley (incorporated by reference from Exhibit 10.3 to our Registration Statement on Form S-1 filed on November 19, 2014).
10.4	Amendment to Employment Agreements with Richard Rusiniak, Paul Ramsay and Ross Eastley (incorporated by reference from Exhibit 11.5 to our Annual Report on Form 10-K filed on June 19, 2015).
10.5	Lease agreement dated October 29, 2013 with 2725312 Canada Inc. (incorporated by reference from Exhibit 10.4 to our Registration Statement on Form S-1 filed on November 19, 2014).
10.6(a)	Advisory Agreement with Connectus Inc. dated March 11, 2014, as amended (incorporated by reference from Exhibit 10.6(a) to our Registration Statement on Form S-1 filed on November 19, 2014).
10.6(b)	Amendment to Advisory Agreement with Connectus (incorporated by reference from Exhibit 10.6(b) to our Registration Statement on Form S-1 filed on November 19, 2014).
10.7(c)
First Tranche Warrant (initially with Connectus, assigned to Apollo Marketing LLC) (incorporated by reference from Exhibit 10.6(c)) to our Registration Statement on Form S-1 filed on November 19, 2014).

10.7(d)
Second Tranche warrant (initially with Connectus, assigned to Apollo Marketing LLC) (incorporated by reference from Exhibit 10.6(d) to our Registration Statement on Form S-1 filed on November 19, 2014).

10.8(a)	Agreement with Sandra Elsley (incorporated by reference from Exhibit 10.6(d) to our Registration Statement on Form S-1 filed on November 19, 2014).
10.8(b)	Warrant Issued to Sandra Elsley (incorporated by reference from Exhibit 10.6(d) to our Registration Statement on Form S-1 filed on November 19, 2014).
10.9(a)	Stock Incentive Plan-2014 (incorporated by reference from Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on February 18, 2015).
10.9(b)	Nonqualified Share Option Agreement with Richard Rusiniak (incorporated by reference from Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on February 18, 2015).
10.9(b)	Nonqualified Share Option Agreement with Paul Ramsay (incorporated by reference from Exhibit 10.3 to our Quarterly Report on Form 10-Q filed on February 18, 2015).
10.9(c)	Nonqualified Share Option Agreement with Ross Eastley (incorporated by reference from Exhibit 10.4 to our Quarterly Report on Form 10-Q filed on February 18, 2015).
10.9(d)	Nonqualified Share Option Agreement with P. Blair Mullin (incorporated by reference from Exhibit 10.5 to our Quarterly Report on Form 10-Q filed on February 18, 2015).
10.9(e)	Nonqualified Share Option Agreement with W. Cameron McDonald (incorporated by reference from Exhibit 10.5 to our Quarterly Report on Form 10-Q filed on February 18, 2015).
10.10(a)	Release Agreement with Sandra Easley (incorporated by reference from Exhibit 10.6 to our Quarterly Report on Form 10-Q filed on February 18, 2015).
10.10(b)	Nonqualified Share Option Agreement with Sandra Easley (incorporated by reference from Exhibit 10.7 to our Quarterly Report on Form 10-Q filed on February 18, 2015).
10.11
Securities Purchase Agreement, dated as of September 2, 2015, by and between RY Capital Group, LLC and Algae Dynamics Corp. (incorporated by reference from Exhibit 10.1 to our Current Report on Form 8-K filed on September 9, 2015).

10.12
Equity Purchase Agreement dated as of September 10, 2015 by and between RY Capital Group, LLC and Algae Dynamics Corp. (incorporated by reference from Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2015).

10.13	Letter Agreement with Connectus extending the expiration date of its consulting agreement with the Company
11.1	Code of Business of Business Ethics and Conduct Policy (incorporated by reference from Exhibit 11.1 to our Annual Report on Form 10-K filed on June 19, 2015).
11.2	Equal Employment Opportunity Policy (incorporated by reference from Exhibit 11.2 to our Annual Report on Form 10-K filed on June 19, 2015).
11.3	Freedom from Harassment Policy (incorporated by reference from Exhibit 11.3 to our Annual Report on Form 10-K filed on June 19, 2015).
11.4	Substance Abuse Policy (incorporated by reference from Exhibit 11.4 to our Annual Report on Form 10-K filed on June 19, 2015).
11.5	Whistleblower Policy (incorporated by reference from Exhibit 11.5 to our Annual Report on Form 10-K filed on June 19, 2015).
17.1	Consent of McGovern Hurley & Cunningham LLP
17.2	Consent of Peterson Law LLP (included in exhibit 5)

Item 17. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;
(b)
reflect in the prospectus any facts or events arising after the effective date of this Registration  Statement  (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed  that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

(5)
For the purpose of determining any liability under the Securities Act, each posteffective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement  or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(7)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered  or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(d)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company  has  been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating  to  the  securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, on January 25, 2016.

Algae Dynamics Corp.

By:	/s/ Richard Rusiniak
Richard Rusiniak
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul Ramsay and Ross Eastley, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of January 25, 2016,  by the following persons in the capacities indicated below.

By:	/s/ Richard Rusiniak
Chief Executive Officer and Director

By:	/s/ Paul Ramsay
President and Director

By:	/s/ Ross Eastley
Chief Financial Officer, Director and Principal Accounting Officer

By:	/s/ P. Blair Mullin
Director

By:	/s/ W. Cameron McDonald
Director